Exhibit 10.1

Execution Version

INVESTMENT AGREEMENT

by and among

Norwegian Cruise Line Holdings Ltd.,

NCL Corporation Ltd.,

and

LC9 Skipper, L.P.

Dated as of May 5, 2020

TABLE OF CONTENTS

Schedules

Purchase Price Calculation	Schedule I

Exhibits

Description of Notes	Exhibit A
Form of Investor Rights Agreement	Exhibit B
Form of Ownership Limit Exemption Letter	Exhibit C

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT, dated as of May 5, 2020 (this “Agreement”), by and among Norwegian Cruise Line Holdings Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), NCL Corporation Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Notes Issuer”), and LC9 Skipper, L.P., a Cayman limited partnership (the “Purchaser”).

WHEREAS, the Notes Issuer desires to issue, sell and deliver to the Purchaser, and the Purchaser desires to purchase and acquire from the Notes Issuer, up to $400,000,000 in aggregate principal amount of the Notes Issuer’s Exchangeable Senior Notes due 2026 (referred to herein as the “Note” or the “Notes”), guaranteed by the Company (the “Guarantee”), to be issued in accordance with the terms and conditions of the Indenture (as defined below) and this Agreement;

WHEREAS, in connection with the transactions contemplated hereby, at the Closing, the Company, the Notes Issuer and the Purchaser desire to enter into that certain Investor Rights Agreement in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), which provides for certain rights and obligations of the Company, the Notes Issuer and the Purchaser following the Closing; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the Company’s willingness to enter into this Agreement, the Purchaser has delivered a commitment letter, dated as of the date of this Agreement (the “Equity Commitment Letter”), among Purchaser and L Catterton IX, L.P. and L Catterton IX Offshore, L.P. (the “Equity Investors”) pursuant to which the Equity Investors have committed, subject to the terms and conditions thereof, to invest in the Purchaser, directly or indirectly, the cash amounts set forth therein for the purpose of funding the Purchase Price (the “Equity Financing”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Action” means any action, hearing, claim, demand, suit, arbitration, litigation, subpoena or investigation or proceeding of any nature, whether civil, criminal or regulatory, in law or in equity, or otherwise, by or before any Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

“Antitrust Law” means the HSR Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions, including transactions, acquisitions and mergers, having the purpose or effect of creating or strengthening a dominant position, monopolization, lessening of competition or restraint of trade.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, such that a Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire beneficial ownership of such security at any time. Solely for purposes of determining the number of Conversion Shares issuable upon conversion of the Notes Beneficially Owned by the Purchaser and its Affiliates, the Notes shall be treated as if upon conversion the only settlement option under the Notes and Indenture were Conversion Shares. For the avoidance of doubt, for purposes of this Agreement, the Purchaser (or any other Person) shall at all times be deemed to have Beneficial Ownership of the Conversion Shares issuable upon conversion of the Notes directly or indirectly held by them and their Affiliates, irrespective of any non-conversion period specified in the Notes or this Agreement or any restrictions on transfer or voting contained in this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by Law, regulation or executive order to be closed.

“Bye-laws” means the Amended and Restated Bye-laws of the Company adopted on June 13, 2019, as may be amended from time to time.

“Company Option” means an unexercised option to purchase Ordinary Shares granted under a Company Share Plan or otherwise.

“Company Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each employee benefit or compensation plan, program, practice, agreement or arrangement, including any bonus, stock option, stock ownership, stock appreciation rights, stock purchase, restricted equity, phantom equity or other equity or equity based compensation (including the Company Share Plans), incentive compensation, profit sharing, savings, retirement, pension, medical, disability, sick leave, life or other insurance, death, fringe, vacation or paid-time off, deferred compensation, severance, retention, change of control, transaction termination pay or other similar plan, program, practice, agreement or arrangement, in any case, (i) that is maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries or for the benefit of any current or former employee, director, officer or other natural person service provider of the Company or any of its Subsidiaries, or (ii) with respect to which the Company or any of its Subsidiaries is a party or has, or would reasonably be expected to have, any liability (contingent or otherwise).

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“Company PSUs” means performance-vested restricted share units of the Company, whether granted pursuant to a Company Share Plan or otherwise.

“Company RSUs” means time-vested restricted share units of the Company, whether granted pursuant to a Company Share Plan or otherwise.

“Company Share Plan” means the Company’s Amended and Restated 2013 Performance Incentive Plan, the Company’s Employee Stock Purchase Plan and each other Company Plan that provides for the award of rights of any kind to receive Ordinary Shares or benefits measured in whole or in part by reference to Ordinary Shares, and in each case, all award agreements thereunder.

“Confidentiality Agreement” shall mean the Confidentiality Agreement entered into by the Company, on the one hand, and Catterton Management Company, LLC, on the other hand, as of April 23, 2020.

“Conversion Shares” means the Ordinary Shares issuable upon the exchange of the Notes Issuer Preference Shares following a conversion of the Notes in accordance with, and subject to the conditions set forth in, the Indenture and this Agreement.

“ERISA” means the Employee Retirement Security Income Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fraud” means, of a Person, an intentional and willful misrepresentation of or with respect to a representation or warranty set forth in this Agreement by such Person that constitutes actual common law fraud (and not constructive fraud or negligent misrepresentation) with the specific intent to induce another party to rely upon such representation or warranty.

“GAAP” means generally accepted accounting principles in the United States or the United Kingdom, consistently applied and as in effect from time to time.

“Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Entity.

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“Governmental Entity” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

“Guarantee” has the meaning set forth in the recitals hereto.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indenture” has the meaning set forth in Section 5.06.

“Investor Rights Agreement” has the meaning set forth in the recitals hereto.

“Knowledge” of the Company, with respect to any matter in question, means the actual knowledge, after reasonable inquiry, as of the date of this Agreement, of the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel.

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, treaty, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling, published policy or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

“Liens” means any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature.

“Material Adverse Effect” means any change, event, development, fact, occurrence, effect or circumstance (“Effect”) that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that none of the following, and no Effects arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Material Adverse Effect or will be taken into account when determining whether a Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i)                 changes in general economic conditions, or changes in conditions in the global or international economy generally;

(ii)              changes in conditions in the financial markets, credit markets or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

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(iii)            changes in conditions in the industries in which the Company and its Subsidiaries conduct business;

(iv)             changes in regulatory, legislative or political conditions;

(v)               any acts of God, natural disasters or any geopolitical conditions, outbreak of hostilities, acts of war (whether or not declared), sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Entity), terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);

(vi)             any pandemics (including, for the avoidance of doubt, the outbreak of SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks);

(vii)          the announcement of this Agreement or the pendency of the Transactions or the Other Financing Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees, regulators, Governmental Entities or vendors (it being understood and agreed that the foregoing shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Transactions or the Other Financing Transactions, including the representations and warranties contained in Section 3.03(b));

(viii)        changes or proposed changes in GAAP or other accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing), in each case after the date hereof;

(ix)             changes in the price or trading volume of the Ordinary Shares or any other equity or debt securities of the Company or any of its Subsidiaries, in and of itself (it being understood and agreed that, unless subject to another exclusion set forth in this definition, the facts and circumstances giving rise to such a change may be taken into account in determining whether a Material Adverse Effect has occurred); and

(x)               any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood, in each case, that, unless subject to another exclusion set forth in this definition, the underlying cause of any such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred);

except, in the case of each of clauses (i), (ii), (iii), (iv), (v), (vi) and (viii), to the extent such Effect has had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business.

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“Notes” has the meaning set forth in the recitals hereto.

“Notes Issuer Preference Shares” means the Series A-2 Preference Shares, par value $0.001 per share, of the Notes Issuer.

“NYSE” means the New York Stock Exchange and its successors.

“Ordinary Shares” means the ordinary shares, par value $0.001 per share, of the Company having the rights and being subject to the restrictions set forth in the Bye-laws.

“Other Financing Transactions” means, collectively, (i) a private offering of the Notes Issuer’s senior secured notes due 2024, (ii) a private offering of the Notes Issuer’s exchangeable senior notes due 2024 and (iii) a public offering of Ordinary Shares.

“Ownership Limit Exemption Letter” has the meaning set forth in Section 6.03(j).

“Person” means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

“Preference Shares” means the preference shares, par value $0.001 per share, of the Company.

“Related Agreements” means the Indenture, including the Guarantee set forth therein, the Notes, the Investor Rights Agreement, the Equity Commitment Letter, the Ownership Limit Exemption Letter and any other agreements between or among the Company, the Notes Issuer, the Trustee, the Purchaser and any of their respective Affiliates, in each case, as applicable, entered into to give effect to the Transactions.

“Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, by the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Territory, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b).

“Sanctioned Territory” means, at any time, a country or territory which is itself the subject or target of any Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Entities, including those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom.

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“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” all schedules, forms, reports, statements, certifications, prospectuses, registration statements and documents with the SEC that have been required to be filed or furnished, as the case may be, by the Company or, in the case of the Notes Issuer, would have been required if the Notes Issuer were required to file reports pursuant to Section 13 of the Exchange Act, pursuant to applicable Laws prior to the date of this Agreement, together with all exhibits and schedules thereto and all information incorporated therein by reference.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (ii) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person. For the avoidance of doubt, the Company’s Subsidiaries include the Notes Issuer.

“Tax” or “Taxes” shall mean (i) all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto and (ii) any liability for the amounts described in clause (i) arising by operation of law or by contract (other than any contract entered into in the ordinary course of business, the primary purpose of which is not Taxes).

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements (excluding, for the avoidance of doubt, the Other Financing Transactions).

“Trustee” means U.S. Bank National Association or another institutional trustee selected by the Company with the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

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ARTICLE II

Purchase and Sale

SECTION 2.01. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Purchaser shall purchase and acquire from the Notes Issuer, and the Notes Issuer shall issue, sell and deliver to the Purchaser, the Notes for a purchase price equal to the principal amount of the Notes as calculated pursuant to Schedule I attached hereto (such price, the “Purchase Price”).

SECTION 2.02. Closing.

(a) The closing of the purchase and sale of the Notes (the “Closing”) shall take place remotely by electronic transmissions on the later of (i) the second Business Day following the satisfaction (or, to the extent permitted by Law, the waiver by the party entitled to the benefit thereof) of the conditions set forth in ARTICLE VI, other than those conditions that by their nature are to be satisfied as of the Closing (but subject to the satisfaction or waiver of such conditions at the Closing) and (ii) May 29, 2020, or at such other place, time and date as shall be agreed between the Company and the Purchaser (the “Closing Date”).

(b) At the Closing, to effect the purchase and sale of the Notes, (i) the Purchaser shall pay to the Notes Issuer, by wire transfer to a bank account designated in writing by the Company at least one Business Day prior to the Closing Date, in immediately available funds, the Purchase Price for the Notes and (ii) the Notes Issuer shall issue and deliver to the Purchaser the Notes, through the facilities of The Depository Trust Company, or at the option of the Purchaser, registered in the name of the Purchaser, against payment in full by or on behalf of the Purchaser of the Purchase Price for the Notes.

ARTICLE III
Representations and Warranties of the Company and the Notes Issuer

Except as disclosed in the Company SEC Reports (other than any disclosures set forth under the caption “Risk Factors”, in any “forward-looking statements” disclaimer and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or, subject to Section 8.11, set forth in a corresponding identified schedule attached hereto (such schedules, collectively, the “Disclosure Schedules”), the Company and the Notes Issuer jointly and severally represent and warrant to the Purchaser that:

SECTION 3.01. Organization; Standing.

(a) Each of the Company and the Notes Issuer is an exempted company limited by shares, duly incorporated and validly existing and in good standing, as that term is understood under the laws of Bermuda (meaning that it has neither failed to make any filing with any Bermuda governmental authority nor failed to pay any Bermuda government fee or tax, which might make it liable to be struck off the register of companies maintained by the Registrar of Companies in Bermuda). Each of the Company and the Notes Issuer has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties, assets and rights, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, a Material Adverse Effect. Each of the Company and the Notes Issuer is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, a Material Adverse Effect.

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(b) The Company has made available to the Purchaser true, correct and complete copies of the organizational documents of the Company and the Notes Issuer, each as in force at the date hereof. Neither the Company nor the Notes Issuer is in violation of any provision of its organizational documents in any material respect.

(c) Each of the other Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except, in each case, as has not had, and would not reasonably be expected to have, a Material Adverse Effect. Each of the other Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, a Material Adverse Effect.

SECTION 3.02. Capitalization of the Company.

(a) Capital Stock. The authorized share capital of the Company is $500,000, consisting of (i) 490,000,000 Ordinary Shares and (ii) 10,000,000 Preference Shares. As of 6:00 p.m., New York City time, on April 30, 2020 (such time and date, the “Capitalization Date”), (A) 214,525,624 Ordinary Shares were in issue and outstanding; (B) no Preference Shares were in issue and outstanding; and (C) 24,450,859 Ordinary Shares were held by the Company as treasury shares. All issued Ordinary Shares are validly issued, fully paid, nonassessable and free of any preemptive rights and were issued in compliance with all applicable securities Laws. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities, other than pursuant to the exercise of Company Options or the vesting and settlement of Company RSUs or Company PSUs, in each case, which were granted prior to the date of this Agreement. The Conversion Shares will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and in compliance with all applicable securities Laws. The Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights attaching to the Ordinary Shares as set forth in the Bye-laws, free and clear of any Liens (other than transfer restrictions under applicable securities laws and restrictions under the Investor Rights Agreement). There are a sufficient number of Ordinary Shares comprised in the authorized share capital of the Company to permit the issue of the Conversion Shares issuable upon conversion of the Notes. The Notes Issuer Preference Shares issuable upon conversion of the Notes (and to be simultaneously with such conversion exchanged into the Conversion Shares) will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and in compliance with all applicable securities Laws. The Notes Issuer Preference Shares, if and when issued, will be free and clear of any Liens (other than transfer restrictions under applicable securities laws). There are a sufficient number of Notes Issuer Preference Shares comprised in the authorized share capital of the Notes Issuer to permit the issue of the Notes Issuer Preference Shares issuable upon conversion of the Notes.

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(b) Stock Reservation, Awards. As of the Capitalization Date, the Company has authorized (i) 27,465,106 Ordinary Shares for issuance pursuant to the Company’s Amended and Restated 2013 Performance Incentive Plan and (ii) rights to purchase an aggregate of 2,000,000 Ordinary Shares pursuant to the Company’s Employee Stock Purchase Plan. As of the Capitalization Date, there were outstanding (x) Company Options to acquire 5,145,749 Ordinary Shares (including market-based Company Options to acquire 208,333 Ordinary Shares); (y) 4,000,271 Ordinary Shares subject to outstanding Company RSUs (including 50,000 Ordinary Shares subject to market-based Company RSUs); and (z) (A) 1,541,870 Ordinary Shares subject to outstanding Company PSUs (assuming achievement of the applicable performance metrics at the maximum level) and (B) 1,004,825 Ordinary Shares subject to outstanding Company PSUs (assuming achievement of the applicable performance metrics at the target level).

(c) Company Securities. Except as set forth in this Section 3.02, and except for changes since the Capitalization Date resulting from (w) the exercise of Company Options outstanding on such date or issued after such date, (x) the vesting and settlement of Company RSUs and Company PSUs outstanding on such date or issued after such date, (y) the issuance of Company Options, Company PSUs and Company RSUs after such date and (z) the issuance of Company Securities in connection with the Other Financing Transactions, there are (i) no issued and outstanding shares of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any shares of, or other equity or voting interest in, or any securities convertible into or exchangeable or exercisable for shares of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any shares of, or other equity or voting interest (including any voting debt) in, the Company; and (v) no outstanding restricted shares, restricted share units, share appreciation rights, performance shares, contingent value rights, “phantom” share or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively, the “Company Securities”).

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(d) Other Rights. Except as otherwise provided in this Agreement, the Notes, the Indenture or the Other Financing Transactions, there are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of, or other equity or voting interest in, the Company or any of its Subsidiaries; (ii) except as set forth in the Bye-laws, obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of, or other equity or voting interest in, the Company or any of its Subsidiaries or (B) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities or (iii) other obligations by the Company to make any payments based on the price or value of any Company Securities. As of the date of this Agreement, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding Ordinary Shares.

SECTION 3.03. Authority; Non-contravention.

(a) Each of the Company and the Notes Issuer has the requisite corporate power and authority to (i) execute and deliver this Agreement and the Related Agreements (as applicable); (ii) perform its covenants and obligations hereunder and thereunder; and (iii) consummate the Transactions. The execution and delivery of this Agreement and the Related Agreements (as applicable) by each of the Company and the Notes Issuer, the performance by each of the Company and the Notes Issuer of its covenants and obligations hereunder and thereunder, and the consummation of the Transactions, have been duly authorized by all necessary action on the part of each of the Company and the Notes Issuer, and no other corporate action on the part of the Company or the Notes Issuer is necessary to authorize the execution and delivery by each of the Company and the Notes Issuer of this Agreement and the Related Agreements (as applicable), the performance by each of the Company and the Notes Issuer of its covenants and obligations and the consummation of the Transactions. This Agreement has been, and the Related Agreements (as applicable) will be on the Closing Date, duly executed and delivered by each of the Company and the Notes Issuer and, assuming the due authorization, execution and delivery by the Purchaser (as applicable) and the Trustee (as applicable), constitutes (or will on the Closing Date constitute, with respect to the Related Agreements) a legal, valid and binding obligation of each of the Company and the Notes Issuer, enforceable against each of the Company and the Notes Issuer in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (A) and (B), the “Enforceability Exceptions”).

(b) The execution and delivery of this Agreement and the Related Agreements by each of the Company and the Notes Issuer, the performance by each of the Company and the Notes Issuer of its covenants and obligations hereunder and thereunder, and the consummation of the Transactions do not (i) violate or conflict with any provision of the organizational documents of the Company or the Notes Issuer; (ii) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any material loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, arrangement or understanding (each, a “Contract”) to which the Company or any of its Subsidiaries is a party, (iii) assuming the Governmental Authorizations referred to in Section 3.04 are made and obtained, violate or conflict with any Law applicable to the Company or the Notes Issuer or by which any of their properties or assets are bound; or (iv) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (ii) (solely as it relates to any Contract that is not a loan or credit agreement or indenture to which the Company or any of its Subsidiaries is a party and which was filed or required to be filed as an exhibit to the Company’s or Notes Issuer’s Form 10-K for the year ended December 31, 2019), (iii) and (iv) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that have not had, and would not reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default (or, with notice or lapse of time or both, would be in default) under any Contract to which the Company or any of its Subsidiaries is a party and which was filed or required to be filed as an exhibit to the Company’s or Notes Issuer’s Form 10-K for the year ended December 31, 2019, except in the case of such defaults as have not had, and would not reasonably be expected to have, a Material Adverse Effect.

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SECTION 3.04. Governmental Approvals. Except for (a)  the approval of the Conversion Shares for listing on NYSE, subject to official notice of issuance, (b) the filing with the SEC or NYSE of such current reports and other documents, if any, required to be filed with the SEC or NYSE under the Exchange Act or Securities Act or rules of the SEC or NYSE in connection with the Transactions, (c) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Law and (d) permission of the Bermuda Monetary Authority for the issuance of the Conversion Shares (if applicable), no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity or any stock market or stock exchange on which Ordinary Shares are listed for trading are necessary for the execution and delivery of this Agreement and the Related Agreements (as applicable) by each of the Company and the Notes Issuer, the performance by each of the Company and the Notes Issuer of its obligations hereunder and thereunder and the consummation by each of the Company and the Notes Issuer of the Transactions, other than such consents, approvals, filings, licenses, permits, authorizations, declarations or registrations the failure of which to obtain, make or give, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Company SEC Documents; Undisclosed Liabilities.

(a) Since May 1, 2019, each of the Company and the Notes Issuer has timely filed or furnished all SEC Reports (“Company SEC Reports”). Each Company SEC Report complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement and prior to the Closing, on the date of such amended or superseding filing) or in the case of registration statements, on the date of effectiveness thereof, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and/or the rules of the securities exchange on which the Company or the Notes Issuer, as applicable, was listed at the time of such filing, as the case may be, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), or in the case of registration statements, on the date of effectiveness thereof, each Company SEC Report did not contain, and each Company SEC Report to be filed on or after the date of this Agreement and prior to Closing will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the Company and the Notes Issuer is, and since May 1, 2019 has been, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Since May 1, 2019, each principal executive officer and principal financial officer of the Company and the Notes Issuer, as applicable, has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the statements contained in any such certifications are true and complete. As of the date of this Agreement, (x) there are no outstanding or unresolved comments received from the SEC with respect to the Company SEC Reports or any registration statement filed by the Company or the Notes Issuer and (y) to the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review or investigation. To the Knowledge of the Company, no event or circumstance has occurred prior to the date of this Agreement that would require the filing of a Form 8-K within the four business days after the date of this Agreement, except such as would be filed upon announcement of this Agreement or the Other Financing Transactions. No Subsidiary of the Company other than the Notes Issuer is, or since May 1, 2019 has been, required to file any forms, reports or documents with the SEC.

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(b) The consolidated financial statements (including any related notes and schedules) of the Company and its Subsidiaries and of the Notes Issuer and its Subsidiaries filed with the Company SEC Reports (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto during the periods and at the dates indicated (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); (ii) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q) applied on a consistent basis during the periods involved; and (iii) fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries or the Notes Issuer and its Subsidiaries, as applicable, as of the dates thereof or for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments described therein). None of the Company or any of its Subsidiaries is a party to, or has any obligation or other commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC) where the result, purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Reports.

(c) The Company and the Notes Issuer have established and maintain “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The disclosure controls and procedures of the Company and the Notes Issuer are reasonably designed to ensure that (i) all material information required to be disclosed by the Company or the Notes Issuer, as applicable, in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the management of the Company and the Notes Issuer, including their respective principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act. Since May 1, 2019, no events, facts or circumstances have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s or the Notes Issuer’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act when next due, and conclude, after such assessment, that such system was effective. Since May 1, 2019, the principal executive officer and principal financial officer of the Company and the Notes Issuer have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications were true and complete as of their filing dates. Neither the Company nor the Notes Issuer nor their respective principal executive officer or principal financial officer has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement.

(d) The Company and Notes Issuer have established and maintain a system of internal controls over financial reporting that are designed to ensure reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries or the Notes Issuer and its Subsidiaries, as applicable; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries or the Notes Issuer and its Subsidiaries, as applicable, are being made only in accordance with appropriate authorizations of the Company’s and Notes Issuer’s respective management and boards; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries or the Notes Issuer and its Subsidiaries, as applicable. Since May 1, 2019, none of the Company, the Notes Issuer or their independent registered public accounting firm has identified or been made aware of (x) any significant deficiency or material weakness in the system of internal control over financial reporting, including the design and operation thereof, used by the Company and its Subsidiaries or the Notes Issuer and its Subsidiaries, as applicable, that has not been subsequently remediated; (y) any fraud or illegal act that involves the Company’s or Notes Issuer’s respective management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries or the Notes Issuer and its Subsidiaries, as applicable; or (z) any claim or allegation regarding any of the foregoing. The Company’s and Notes Issuer’s respective auditors and the audit committees of their respective boards have identified or have been made aware of all matters described by the immediately preceding clauses (x) through (z).

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(e) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, fixed or otherwise) required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities or obligations (a) reflected or otherwise adequately reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries or the balance sheet of the Notes Issuer and its Subsidiaries, as applicable, as of December 31, 2019 or in the consolidated financial statements of the Company and its Subsidiaries or the Notes Issuer and its Subsidiaries, as applicable, included in the Company SEC Reports filed prior to the date of this Agreement or described in the notes thereto; (b) arising pursuant to this Agreement or the Related Agreements or incurred in connection with the Transactions or the Other Financing Transactions; (c) incurred in the ordinary course of business on or after December 31, 2019 and (d) that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

SECTION 3.06. No Broker. Except for Goldman Sachs & Co. LLC, there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions.

SECTION 3.07. Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and listed on NYSE, and the Company has taken no action designed to (or which, to the Knowledge of the Company, is reasonably likely to) have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from NYSE, nor has the Company received, as of the date hereof, any notification that the SEC or NYSE is contemplating terminating such registration or listing.

SECTION 3.08. No Rights Agreement. Neither the Company nor the Notes Issuer is party to a stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan and no takeover statutes currently in effect in any jurisdiction in which the Company or the Notes Issuer operates are applicable.

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SECTION 3.09. Compliance with Laws.

(a) The Company and each of its Subsidiaries is, and since May 1, 2019, has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, and since, January 1, 2017, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of any conflict or non-compliance with, or default or violation of, any applicable Laws by which it or any of its properties, assets, rights, employees, business or operations are or were bound or affected, except as has not had, and would not reasonably be expected to have, a Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect or subject to renewal in the ordinary course of business; (ii) the Company and its Subsidiaries are, and since May 1, 2019 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since May 1, 2019 (A) neither the Company nor any of its Subsidiaries has received written notice, or to the Knowledge of the Company, oral notice from any Governmental Entity alleging any conflict with or breach of any such Governmental Authorization which remains unresolved and (B) no suspension or cancellation of any of the Governmental Authorizations is pending or, to the Knowledge of the Company, threatened, except for such suspensions or cancellations that have not had, and would not reasonably be expected to have, a Material Adverse Effect. The offer and sale of the Notes pursuant to this Agreement will be made in reliance on the exemption from registration provided by Section 4(a)(2) and Regulation D of the Securities Act. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article IV, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of the Notes to the Purchaser as contemplated hereby.

(b) Since May 1, 2019, none of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any officer, director or employee of the Company or any of its Subsidiaries or any of their respective Representatives, is or has otherwise been in violation of any applicable anti-bribery, anti-corruption or similar Laws, including the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S. Code Section 78dd-1, et seq.) and the UK Bribery Act 2010.

(c) To the extent required by applicable Law, the Company and each of its Subsidiaries have adopted, maintained and complied with adequate “know-your-customer” and anti-money laundering programs and reporting procedures, and have complied in all material respects with the terms of such programs and procedures for detecting and identifying money laundering.

(d) None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of the Company’s or its Subsidiaries’ respective officers, directors or employees, is a Sanctioned Person. The Company and the Notes Issuer will not directly or indirectly use the proceeds of the Transactions, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for the purpose of financing the activities of any Person that at the time of such financing is subject to any Sanctions administered by or enforced by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom or any other relevant Governmental Entities.

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SECTION 3.10. General Solicitation; No Integration. None of the Company, the Notes Issuer or any other Person or entity authorized by the Company or the Notes Issuer to act on their behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. None of the Company, the Notes Issuer or any other Person or entity authorized by the Company or the Notes Issuer to act on their behalf has, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) under circumstances that would require the registration of the Notes or Conversion Shares under the Securities Act or cause the offering of the Notes to be integrated with any other offering of securities of the Company or Notes Issuer for purposes of the Securities Act.

SECTION 3.11. Investment Company Act. Each of the Company and the Notes Issuer is not, and immediately after receipt of payment for the Notes and the consummation of the Other Financing Transactions will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.12. Taxes and Tax Returns. Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect: (i) the Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries has paid (or has had paid on its behalf) all Taxes that are required to be paid by it, except, in each case, with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP; and (ii) there are no disputes pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established. Neither the transactions contemplated by this Agreement nor the Other Financing Transactions will result in the termination of the Company’s qualification for the exemption from U.S. taxation on “qualified income” as defined in U.S. Treasury Regulations section 1.883-1(b).

SECTION 3.13. Litigation. There is no Action pending or, to the Knowledge of the Company, threatened against the Company or the Notes Issuer, other than any Action that has not had, and would not reasonably be expected to have, a Material Adverse Effect. Neither the Company nor the Notes Issuer is subject to any outstanding judgement, order, injunction, rule or decree of any Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. There is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent or materially hinder, modify, delay or challenge the Transactions.

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SECTION 3.14. Use of Proceeds. As of the date of this Agreement, the Company does not have any current intent to use the cash proceeds from the Transactions to refinance its existing credit facilities.

SECTION 3.15. No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company and the Notes Issuer in this ARTICLE III, or in any certificate delivered pursuant to this Agreement, none of the Company, any of its Subsidiaries or any other Person makes any representation, warranty, statement, information or inducements of any kind whatsoever, express or implied, at law or in equity, with respect to the Company, any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Purchaser or any of its Affiliates or Representatives of any documentation, statements, forecasts, estimates, projections, predictions, data, financial information, memorandum, presentations or other materials or information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, none of the Company, any of its Subsidiaries or any other Person makes or has made any express or implied representation or warranty to the Purchaser or any of its respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company and the Notes Issuer in this ARTICLE III, any oral or written information presented to the Purchaser or any of its respective Representatives in the course of their due diligence investigation of the Company and the Notes Issuer, the negotiation, execution and delivery of this Agreement or the course of the Transactions.

ARTICLE IV
Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company and the Notes Issuer:

SECTION 4.01. Organization and Authority. The Purchaser (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Purchaser is not in violation of its organizational documents.

SECTION 4.02. Authority. The Purchaser has the requisite partnership power and authority to (a) execute and deliver this Agreement and the Related Agreements to which it is a party; (b) perform its covenants and obligations hereunder and thereunder; and (c) consummate the Transactions to which it is a party. The execution and delivery of this Agreement and the Related Agreements to which it is a party by the Purchaser, the performance by the Purchaser of its covenants and obligations hereunder, and the consummation of the Transactions to which it is a party, have been duly authorized and approved by all necessary action on the part of the Purchaser and no additional actions on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and the Related Agreements to which it is a party by the Purchaser, the performance by the Purchaser of its respective covenants and obligations hereunder, and the consummation of the Transactions to which it is a party. This Agreement has been, and the Related Agreements to which it is a party will be on the Closing Date (as applicable), duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company, the Notes Issuer and the Trustee, in each case, as applicable, constitutes (or will on the Closing Date constitute, with respect to the Related Agreements) a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

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SECTION 4.03. Non-contravention. The execution and delivery of this Agreement and the Related Agreements by the Purchaser, the performance by the Purchaser of its covenants and obligations hereunder and thereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the organizational documents of the Purchaser; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which the Purchaser is a party; (c) assuming the Governmental Authorizations referred to in Section 4.04 are made and obtained, violate or conflict with any Law applicable to the Purchaser or by which any of its properties or assets are bound; or (d) result in the creation of any Lien upon any of the properties or assets of the Purchaser, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or otherwise be material to the Purchaser’s ability to consummate the Transactions.

SECTION 4.04. Government Filings. Except for compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Law, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement and the Related Agreements by the Purchaser (as applicable), the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or otherwise be material to the Purchaser’s ability to consummate the Transactions.

SECTION 4.05. Purchase for Investment. The Purchaser acknowledges that none of the Notes, the Notes Issuer Preference Shares or the Conversion Shares will have been registered under the Securities Act or under any state or other applicable securities Laws. The Purchaser: (a) acknowledges that it is acquiring the Notes (and the Notes Issuer Preference Shares and the Conversion Shares) pursuant to an exemption from registration under the Securities Act solely for investment and for the Purchaser’s own account, not as nominee or agent, and with no present intention or view to distribute any of the Notes (or the Notes Issuer Preference Shares or the Conversion Shares) to any Person in violation of the Securities Act; (b) will not sell or otherwise dispose of any of the Notes, the Notes Issuer Preference Shares or the Conversion Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities Laws, (c) is knowledgeable, sophisticated and experienced in financial and business matters, has previously invested in securities similar to the Notes, the Notes Issuer Preference Shares and the Conversion Shares, fully understands the limitations on transfer and the restrictions on sales of such Notes, the Notes Issuer Preference Shares and Conversion Shares and is able to bear the economic risk of its investment and afford the complete loss of such investment; (d) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act); and (e) represents and warrants that neither the Purchaser nor any of its Affiliates is acting in concert, and neither the Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of the Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with any Person that is not an Affiliate of the Purchaser, with respect to any of the Company, the Notes Issuer or any of their respective securities.

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SECTION 4.06. No Other Representations or Warranties of the Company or the Notes Issuer; Non-Reliance. Except for the representations and warranties expressly set forth in ARTICLE III or in any certificate delivered pursuant to this Agreement, the Purchaser hereby acknowledges that none of the Company, any of its Subsidiaries or any other Person, has made or is making any other express or implied representation, warranty, statement, information or inducements with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any documentation, statement, forecast, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or made available to the Purchaser or any of its Representatives or any information developed by the Purchaser or any of its Representatives, and, except for the representations and warranties expressly set forth in ARTICLE III or in any certificate delivered pursuant to this Agreement, the Purchaser hereby disclaims reliance on any such information or any other express or implied representation, warranty, statement, information or inducements with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects including with respect to any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or made available to the Purchaser or any of its Representatives or any information developed by the Purchaser or any of its Representatives in the course of their due diligence investigation of the Company and the Notes Issuer, the negotiation, execution and delivery of this Agreement or the course of the Transactions. The Purchaser, on its behalf and on behalf of its Affiliates, expressly waives any claim relating to the foregoing matters.

SECTION 4.07. Arm’s Length Transaction. The Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Notes Issuer with respect to the Transactions. Additionally, without limiting the representations and warranties of the Company and the Notes Issuer in ARTICLE III, the Purchaser (a) is not relying on the Company or any of its Subsidiaries or its or their respective Representatives for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters and (c) shall be responsible for making its own independent investigation and appraisal of the Transactions.

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SECTION 4.08. Private Placement Consideration. The Purchaser understands and acknowledges that: (a) its representations and warranties contained herein are being relied upon by each of the Company and the Notes Issuer as a basis for availing itself of such exemption and other exemptions under the securities Laws of all applicable states and for other purposes; (b) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Notes or any recommendation or endorsement thereof; and (c) the Notes are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Notes Issuer in a transaction not involving a public offering and that under applicable securities Laws such Notes (and the Notes Issuer Preference Shares and the Conversion Shares) may be resold without registration under the Securities Act only in certain limited circumstances.

SECTION 4.09. No Broker. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Purchaser or any of its Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Transactions.

SECTION 4.10. Financial Capability. As of the date of this Agreement, the Purchaser has delivered to the Company a true, correct and complete copy of the Equity Commitment Letter. The Equity Commitment Letter provides that (a) the Company is an express third party beneficiary thereof and entitled to enforce such agreement; and (b) the Purchaser and the Equity Investors have waived any defenses to the enforceability of such third party beneficiary rights. As of the date of this Agreement, the Equity Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligations of the Purchaser and the Equity Investors, enforceable against the Purchaser and the Equity Investors in accordance with its terms. The Purchaser will have on the Closing Date all available funds necessary (including cash, cash equivalents, available lines of credit or other sources of immediately available funds) to consummate the Closing, to pay all fees, expenses and other amounts required to be paid by the Purchaser pursuant to the terms of this Agreement and the Related Agreements, and to perform its respective obligations under this Agreement and the Related Agreements. The Purchaser expressly acknowledges and agrees that its obligations hereunder, including its obligations to consummate the Closing, are not subject to, or conditioned on, receipt of financing.

SECTION 4.11. Ownership of Shares. None of the Purchaser or its Affiliates Beneficially Own any Ordinary Shares (without giving effect to the issuance of the Notes hereunder) other than any Ordinary Shares that may be Beneficially Owned by managing directors, officers or other employees of the Purchaser or its Affiliates or of their respective members.

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SECTION 4.12. No Other Purchaser Representations or Warranties. Except for the representations and warranties expressly made by the Purchaser in this ARTICLE IV or in any certificate delivered pursuant to this Agreement, none of the Purchaser or any other Person makes or has made any representation, warranty, statement, information or inducements of any kind whatsoever, express or implied, at Law or in equity, with respect to the Purchaser or its Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, statements, forecasts, estimates, projections, predictions, data, financial information, memorandum, presentations or other materials or information with respect to any one or more of the foregoing.

ARTICLE V

Additional Agreements

SECTION 5.01. Public Announcements. No press release or public announcement related to this Agreement or the Transactions shall be issued or made by the Purchaser or its Affiliates without the prior written approval of the Company (not to be unreasonably withheld, conditioned or delayed), unless required by Law (based on the advice of counsel) in which case the Company shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication. Notwithstanding the foregoing (but subject to the terms of the Confidentiality Agreement), the Purchaser and its Affiliates shall not be restricted from communicating with their respective investors and potential investors regarding the Transactions in connection with marketing, informational or reporting activities in the ordinary course of the Purchaser’s business; provided that the recipient of such information is subject to a customary obligation to keep such information confidential. Each of the Company and the Notes Issuer may issue or make one or more press releases or public announcements regarding the Transactions and the Other Financing Transactions (in the case of the Transactions (including the Form 8-K filed by the Company in respect thereof), subject to providing the Purchaser the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication) and may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities. The (i) Company’s initial press release regarding the Transactions (whether or not the Purchaser is expressly referred to therein) and (ii) any subsequent press release by the Company regarding the Transactions that includes a reference to the Purchaser shall, in each case, be in such form as has been agreed to in writing by the Purchaser prior to the filing or dissemination thereof (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 5.02. Reasonable Best Efforts.

(a) The Company, the Notes Issuer and the Purchaser acknowledge that one or more filings under the HSR Act or foreign Antitrust Laws may be necessary in connection with the issuance of the Notes Issuer Preference Shares and the Conversion Shares upon conversion of the Notes. The Purchaser will notify the Company a reasonable amount of time prior to making any such filing. To the extent reasonably requested, the Company, the Notes Issuer, the Purchaser and each applicable Affiliate of the Purchaser will use reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act (it being agreed that, upon request of the Purchaser, they shall seek early termination of the waiting period under the HSR Act) or any foreign Antitrust Law requirements proposed by the Purchaser in connection with the issuance of Notes Issuer Preference Shares and Conversion Shares upon conversion of Notes held by the Purchaser or any Affiliate of the Purchaser in a timely manner and as required by the Law of the applicable filing jurisdiction; provided that, notwithstanding anything in this Agreement to the contrary, neither the Company nor the Notes Issuer shall have any responsibility or liability for failure of the Purchaser or any of its Affiliates to comply with any applicable Law or obtain any applicable regulatory approval. The Company shall be responsible for the payment of the filing fees associated with any such applications or filings or, at the Purchaser’s option, reimbursement to the Purchaser of payment of the filing fees associated with any such applications or filings, as directed by the Purchaser; provided that if, after the initial filing under the HSR Act, any subsequent filings are required under the HSR Act or any foreign Antitrust Law, the Purchaser shall be responsible for the payment of the filing fees associated with any such subsequent filing.

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(b) Subject to the terms and conditions set forth in this Agreement, each of the Company, the Notes Issuer and the Purchaser shall, and shall cause its Affiliates to, use reasonable best efforts (A) to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to (i) ensure that the conditions set forth in ARTICLE VI are satisfied and (ii) obtain all other consents, waivers, approvals, orders and authorizations from Governmental Entities and make all registrations, declarations and filings with Governmental Entities as necessary or advisable to consummate the Transactions and (B) to consummate the Transactions as promptly as practicable, including using reasonable best efforts to contest (i) any Action brought, or threatened to be brought, by any Governmental Entity seeking to enjoin, restrain, prevent, prohibit or make illegal the consummation of any of the Transactions or to impose any terms or conditions in connection with the Transactions and (ii) any judgment that enjoins, restrains, prevents, prohibits or makes illegal the consummation of any of the Transactions or imposes any terms or conditions in connection with the Transactions; provided that none of the Company, the Notes Issuer, the Purchaser or any of their respective Affiliates shall be required to offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (x) the sale, divestiture, license or other disposition of any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses or (y) any other restrictions on the activities of the Purchaser (and its respective Affiliates), on the one hand, and the Company and the Notes Issuer (and their respective Affiliates), on the other hand.

(c) In furtherance and not in limitation of the foregoing, the Company and the Notes Issuer, on the one hand, and the Purchaser, on the other hand, shall (and shall cause their respective Affiliates to), subject to any restrictions under applicable Laws, (i) promptly notify the other party of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Entity in connection with the Transactions and permit the other party to review and discuss in advance (and to consider in good faith any comments made by the other party in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transactions to a Governmental Entity; (ii) keep the other party informed with respect to the status of any such submissions and filings to any Governmental Entity in connection with the Transactions and any developments, meetings or discussions with any Governmental Entity in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Entity with respect to the Transactions; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Entity in respect of the Transactions without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. However, each of the Company and the Notes Issuer, on the one hand, and the Purchaser, on the other hand, may designate any non-public or competitively sensitive information (including trade secrets) provided to any Governmental Entity as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public or competitively sensitive information; provided that each party may redact any valuation and related information before sharing any information provided to any Governmental Entity with another party on an “outside counsel only” basis, and that neither party shall in any event be required to share information that benefits from legal privilege with the other party, even on an “outside counsel” only basis, where this would cause such information to cease to benefit from legal privilege.

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SECTION 5.03. Corporate Action. At any time that any Notes are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized share capital of the Company to include a sufficient number of authorized but unissued Ordinary Shares to satisfy the conversion requirements of all of the Notes then outstanding.

SECTION 5.04. NYSE Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the Conversion Shares to be approved for listing on NYSE, subject to official notice of issuance.

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SECTION 5.05. Expenses.

(a) Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

(b) The Company shall reimburse the Purchaser and its Affiliates for all out-of-pocket fees and expenses incurred prior to or as of the Closing Date in connection with the evaluation, investigation, preparation, negotiation, entry into and consummation of the Transactions (including, for the avoidance of doubt, any consideration paid by the Purchaser or its Affiliates in connection with the acquisition of any consulting work product) in an amount not to exceed $1,500,000.00 in the aggregate (the “Reimbursement Amount”). The Reimbursement Amount shall be payable only upon (i) the consummation of the Transactions or (ii) termination of this Agreement by the Purchaser at a time when the Company is in breach of this Agreement. The Company shall make all payments due pursuant to this Section 5.5(b) by wire transfer of immediately available funds on or prior to the date that is three Business Days following the earlier of (x) the Closing and (y) such termination date.

SECTION 5.06. Indenture. The Company, the Notes Issuer and the Purchaser shall, as promptly as practicable following the date hereof (and in any event prior to the Closing Date), negotiate an Indenture, which shall include a form of Note as an attachment and the Guarantee, on terms and conditions consistent with those set forth in the Description of Notes attached as Exhibit A hereto and such other terms as may be mutually agreed to by the Company and the Purchaser (provided that the terms and conditions may vary from those set forth in the Description of Notes attached as Exhibit A hereto to the extent such variation is (i) not materially adverse to the Purchaser and (ii) (x) requested by the Trustee, (y) necessary to make the Notes DTC eligible or (z) necessary to make the Notes eligible for listing on an exchange) (the “Indenture”), and the Company, the Notes Issuer and the Trustee shall enter into such Indenture concurrent with the Closing. The Notes shall be issued pursuant to and governed by the Indenture.

SECTION 5.07. Investor Rights Agreement. At the Closing, the Company, the Notes Issuer and the Purchaser shall enter into, execute and deliver to each other the Investor Rights Agreement.

SECTION 5.08. Notification of Certain Matters. Notwithstanding anything else herein to the contrary, the Company and the Notes Issuer, on the one hand, and the Purchaser, on the other hand, shall give prompt written notice to the other of any notice or other communication from any Person alleging that any consent, waiver or approval from, or notification requirement to, such Person is or may be required in connection with the Transactions.

SECTION 5.09. Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company and the Notes Issuer shall have the right to deduct and withhold from (or cause there to be deducted or withheld from) any payment or distribution made with respect to the Notes (or the issuance of Notes Issuer Preference Shares or Conversion Shares upon conversion of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax Law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company or the Notes Issuer previously remitted (or previously caused there to be remitted) any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, the Company and the Notes Issuer shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Notes (or the issuance of Notes Issuer Preference Shares or Conversion Shares upon conversion of the Notes).

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SECTION 5.10. Reporting by the Notes Issuer. The Notes Issuer agrees that, for so long as the Notes are outstanding, it will continue to file or furnish with the SEC the periodic reports it would be required to file or furnish pursuant to Section 13 or 15(d) of the Exchange Act if it were to have a class of securities registered under the Exchange Act.

SECTION 5.11. Equity Commitment Letter. The Purchaser agrees that the Equity Commitment Letter will not be amended, modified or altered at any time through the Closing without the prior written consent of the Company and the Notes Issuer.

SECTION 5.12. Charter Acknowledgement. The Purchaser acknowledges the restrictions on holders of Shares (as defined in the Bye-laws) on transfers and acquisitions set forth in Bye-law 11 of the Bye-laws; provided that nothing in this Agreement or the Bye-Laws shall be deemed to amend, modify or otherwise impact any of the terms of the Ownership Limit Exemption Letter.

SECTION 5.13. No Similar Securities. None of the Company, the Notes Issuer or any other Person or entity authorized by the Company or the Notes Issuer to act on their behalf (i) has, directly or indirectly, sold or (ii) will, within the four days after the date of this Agreement, directly or indirectly, sell any security (as defined in the Securities Act) that is substantially similar to the Notes, in each case of clauses (i) and (ii) other than the contemplated offerings of senior secured notes and exchangeable senior notes pursuant to the Other Financing Transactions.

ARTICLE VI
Conditions to Closing

SECTION 6.01. Conditions to the Obligations of the Company, the Notes Issuer and the Purchaser. The respective obligations of each of the Company, the Notes Issuer and the Purchaser to effect the Transactions are subject to the satisfaction or (to the extent permitted by Law) waiver by each of the Company and the Purchaser on or prior to the Closing Date of the following condition: no Governmental Entity shall have issued any order, decree or ruling, no Action has been commenced seeking any order, decree or ruling and no Law shall be in effect, enjoining, restraining or otherwise prohibiting any of the Transactions.

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SECTION 6.02. Conditions to the Obligations of the Company and the Notes Issuer. The obligations of the Company and the Notes Issuer to sell the Notes to the Purchaser are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a) the Trustee shall have executed and delivered the Indenture and authenticated and delivered the Notes to the Company and the Notes Issuer;

(b) other than the representations and warranties listed in Section 6.02(c), all representations and warranties of the Purchaser set forth in ARTICLE IV of this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) at and as of the Closing Date, with the same force and effect as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be so true and correct on such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or otherwise be material to the Purchaser’s ability to consummate the Transactions;

(c) all representations and warranties of the Purchaser set forth in Section 4.01 and Section 4.02 of this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) in all material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be so true and correct on such earlier date);

(d) the Purchaser shall have complied in all material respects with the covenants and agreements required to be complied with by the Purchaser under this Agreement at or prior to the Closing;

(e) on or prior to the Closing Date, the Purchaser shall have duly executed and delivered to the Company and the Notes Issuer the Investor Rights Agreement;

(f) the Purchaser shall have delivered to the Company a true, correct and complete and duly executed IRS Form W-9 or applicable IRS Form W-8; and

(g) the Company and the Notes Issuer shall have received a certificate of the Purchaser, validly executed for and on behalf of the Purchaser and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Sections 6.02(b) through (d) have been satisfied.

SECTION 6.03. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase the Notes to be purchased by it hereunder are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Purchaser on or prior to the Closing Date of the following conditions:

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(a) the Company, the Notes Issuer and the Trustee shall have executed the Indenture and the Notes on the Closing Date and delivered the Indenture and the Notes to the Purchaser;

(b) other than the representations and warranties listed in Section 6.03(c) and Section 6.03(d), the representations and warranties of the Company and the Notes Issuer set forth in ARTICLE III hereof shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

(c) the representations and warranties set forth in Section 3.01(a) and Section 3.03(a) shall be true and correct (in each case without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be so true and correct as of such earlier date);

(d) the representations and warranties set forth in Section 3.02(a), Section 3.02(b) and Section 3.02(c) shall be true and correct (in each case without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) in all respects as of the Closing Date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be so true and correct as of such earlier date), except for any de minimis inaccuracies in such representations and warranties;

(e) the Company and the Notes Issuer shall have complied in all material respects with the covenants and agreements required to be complied with by the Company and the Notes Issuer under this Agreement at or prior to the Closing;

(f) delivery of opinions from Bermuda and U.S. counsel to the Company and the Notes Issuer, dated the Closing Date, in scope and form substantially similar to the legal opinions delivered to the initial purchasers in the concurrent offering of convertible notes by the Notes Issuer;

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(g) on or prior to the Closing Date, the Company and the Notes Issuer shall have duly executed and delivered to the Purchaser the Investor Rights Agreement;

(h) the Company shall have received cash proceeds from the Other Financing Transactions in an amount that, net of underwriting discounts and the amount of any indebtedness to be repaid with the proceeds thereof, is not less than $1,000,000,000;

(i) the NYSE shall have approved the listing of the Conversion Shares, subject to official notice of issuance;

(j) the Company shall have delivered to the Purchaser a duly executed ownership limit exemption letter, substantially in the form attached as Exhibit C hereto (the “Ownership Limit Exemption Letter”);

(k) there shall not have occurred a Material Adverse Effect; and

(l) the Purchaser shall have received certificates of the Company and the Notes Issuer, validly executed for and on behalf of each of them and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 6.03(b) through (e) have been satisfied.

SECTION 6.04. Frustration of Closing Conditions. The Company and Notes Issuer may not rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if their failure to perform in all material respects any of their obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, their required efforts to cause the Closing to occur shall have been the principal cause of, or shall have resulted in, the failure of such condition. No Purchaser may rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if the failure of the Purchaser to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, its required efforts to cause the Closing to occur shall have been the principal cause of, or shall have resulted in, the failure of such condition.

ARTICLE VII

Termination; Survival

SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of the Company and the Purchaser; or

(b) by either the Company and the Notes Issuer or the Purchaser if:

(i) the Closing shall not have occurred on or prior to the date that is ninety (90) days after the date hereof; or

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(ii) any Governmental Entity issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting any of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable (other than, for the avoidance of doubt, any objection from the NYSE to approve the listing of the Conversion Shares);

provided, however, that the right to terminate this Agreement pursuant to Section 7.01(b) shall not be available to any party to this Agreement whose material breach of any of its representations, warranties, covenants or agreements contained in this Agreement shall have been the principal cause of, or shall have resulted in, the failure of any such condition.

SECTION 7.02. Effects of Termination. In the event of the termination of this Agreement as provided for in Section 7.01, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company, the Notes Issuer or the Purchaser, except that the applicable Confidentiality Agreement and the provisions of Section 5.05, this Section 7.02 and ARTICLE VIII (other than Section 8.04) shall survive any termination of this Agreement; provided further that the termination of this Agreement shall not relieve any party hereto from any liability for any Fraud or material and willful breach (meaning an action or omission of a party that at the time taken or made is both deliberate and reasonably expected by such party to result in a material breach) by a party of the terms and provisions of this Agreement.

SECTION 7.03. Survival. All of the covenants or other agreements of the parties contained in this Agreement, other than those which by their terms apply in whole or in part after the Closing (which shall survive the Closing until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance), shall terminate as of the Closing. Except for the representations and warranties contained in Section 3.01(a), Section 3.02(a), Section 3.02(b), Section 3.02(c) and Section 3.03(a) and the representations and warranties contained in Section 4.01 and Section 4.02, which shall survive the Closing until the sixth (6th) anniversary of the date hereof, the warranties and representations made in this Agreement shall survive for twelve (12) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for (i) any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration or (ii) Fraud.

SECTION 7.04. Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of Fraud or material and willful breach (meaning an action or omission of a party that at the time taken or made is both deliberate and reasonably expected by such party to result in a material breach), no party shall have any liability under this Agreement to the other in excess of the Purchase Price, and no party shall be liable for any speculative, special or punitive damages with respect to a breach of this Agreement, other than with respect to any damages payable to a third party.

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SECTION 7.05. Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Company, and, subject only to the specific contractual provisions hereof, no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Transactions or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party in connection with this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by electronic mail, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by electronic mail (which is confirmed), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to the Company or the Notes Issuer:

Norwegian Cruise Line Holdings Ltd.

7665 Corporate Center Drive

Miami, Florida 33126

Attn:	Daniel S. Farkas, Executive Vice President, General Counsel and Assistant Secretary

Email: dfarkas@ncl.com

with a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attn:	Eric Schiele, P.C.

Jonathan L. Davis, P.C.

Sophia Hudson, P.C.

Email:	eric.schiele@kirkland.com

jonathan.davis@kirkland.com

sophia.hudson@kirkland.com

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(b) If to the Purchaser:

c/o Catterton Management Company, LLC

599 West Putnam Avenue

Greenwich, CT 06830

Attn:	Dan Reid

Scott Dahnke

Marc Magliacano

Email:	dan.reid@lcatterton.com

scott@lcatterton.com

marc.magliacano@lcatterton.com

with a copy to (which copy alone shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Facsimile: (212) 351-5316

Attn: Steve Shoemate

Email: sshoemate@gibsondunn.com

SECTION 8.02. Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment is in writing and signed by all parties or such waiver is in writing and signed by the party against whom such waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 8.03. Counterparts. This Agreement may be executed in two or more identical counterparts (including by electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by electronic transmission or otherwise) to the other parties hereto.

SECTION 8.04. Further Assurances. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

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SECTION 8.05. Governing Law; Arbitration; Specific Enforcement.

(a) This Agreement, its construction, validity and performance and any non-contractual obligations arising from or connected with it (and any dispute arising from or connected with it) is governed by and shall be construed in accordance with New York law, without regard to its choice of law rules.

(b) Any dispute, claim, or difference (whether contractual or non-contractual) in any way arising out of or in connection with this Agreement or its subject matter, formation or interpretation shall be referred to and resolved by arbitration with its venue or legal place in New York, in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) in force at the time of the referral to arbitration, which ICC rules are deemed to be incorporated into this Agreement. The Expedited Procedures of the ICC Rules shall not apply. The language of the arbitration shall be English. The number of arbitrators shall be three. The President of the Arbitral Tribunal shall be chosen by the party-nominated co-arbitrators. All arbitration proceedings, including all written submissions and evidence provided, shall be confidential and shall not be disclosed to any third party, except to the extent: (i) required by applicable Law, (ii) required in connection with any court application for interim relief or post-arbitration confirmation or enforcement proceedings, or (iii) all other parties to the arbitration proceedings consent to the disclosure. The award shall be enforceable in any court of competent jurisdiction. The parties hereto undertake to carry out any decision or award of the tribunal without delay.

(c) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including, for the avoidance of doubt, the right of the Company to cause the purchase and sale of the Notes to be consummated on the terms and subject to the conditions set forth in this Agreement and the right of the Company to specifically enforce the obligations of the Equity Investors to fund the Commitments or Damages Commitments (each as defined in the Equity Commitment Letter)), in each case without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

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SECTION 8.06. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The words “made available to the Purchaser” and words of similar import refer to documents (i) delivered in person or electronically to the Purchaser, (ii) posted to a virtual data room managed by or on behalf of the Company in connection with the Transactions, or (iii) filed or furnished by the Company or the Notes Issuer with, and available through, the SEC’s Electronic Data Gathering and Retrieval System, in each case of clauses (i), (ii) and (iii), at any time prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 8.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

SECTION 8.08. No Third-Party Beneficiaries. Except as provided in Section 7.05, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

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SECTION 8.09. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto.

SECTION 8.10. Acknowledgment of Securities Laws. The Purchaser hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company, its Subsidiaries or any of their respective securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

SECTION 8.11. Disclosure Schedule References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Disclosure Schedules shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company and the Notes Issuer that are set forth in the corresponding section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company and the Notes Issuer that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure without knowledge of any underlying document or other information.

SECTION 8.12. Entire Agreement. This Agreement (including all Schedules and Exhibits hereto), together with the Related Agreements, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof and thereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: Norwegian Cruise Line Holdings Ltd.

By:	/s/ Frank Del Rio
Name: Frank Del Rio
Title: President and CEO

[Signature page to Investment Agreement]

NOTES ISSUER: NCL Corporation Ltd.

By:	/s/ Frank Del Rio
Name: Frank Del Rio
Title: President and CEO

[Signature page to Investment Agreement]

PURCHASER: LC9 Skipper, L.P.
By: LC9 Managers Ltd. Its: General Partner

By:	/s/ Scott A. Dahnke
Name: Scott A. Dahnke
Title: Director

[Signature page to Investment Agreement]

EXHIBIT A

DESCRIPTION OF NOTES

[See attached.]

A-1

DESCRIPTION OF NOTES

We will issue the notes under an indenture to be dated as of the date of initial issuance of the notes (the “indenture”) among NCL Corporation Ltd., Norwegian Cruise Line Holdings Ltd. and U.S. Bank National Association, as trustee (the “trustee”).

For purposes of this description, references to:

•	“the Company,” “we,” “our” and “us” refer only to NCL Corporation Ltd., an exempted company incorporated under the laws of Bermuda and tax resident in the United Kingdom, and not to its parent, NCL Holdings, or any of NCL Holdings’ other subsidiaries;

•	“NCL Holdings” refers to Norwegian Cruise Line Holdings Ltd., a Bermuda exempted company formed as a holding company and tax resident in the United Kingdom, and not any of its subsidiaries;

•	“NCLC Group” refers to the Company, NCL Holdings, and all of NCL Holdings’ other direct and indirect subsidiaries;

•	“business day” refers to any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Bermuda or other place of payment are authorized or required by law, regulation or executive order to close;

•	“close of business” refers to 5:00 p.m., New York City time, and “open of business” refers to 9:00 a.m., New York City time;

•	“notes” refer to each $1,000 original principal amount of % Unsecured Exchangeable Senior Notes due 2026;

•	“ordinary shares” refer to the ordinary shares, par value $0.001 per share, of NCL Holdings; and

•	“Preference Shares” refer to the Series A-2 preference shares of the Company, having the rights set out in the certificate of designations, preferences and other rights adopted by the Company, with a par value of $0.001 each and which will be issued on conversion of the notes at a paid-up value (“Paid-up Value”) of $1,000 each per $1,000 principal amount of notes, immediately transferred to NCL Holdings and automatically exchanged for ordinary shares.

The indenture will not incorporate or include any of the provisions of the U.S. Trust Indenture Act of 1939, as amended.

In addition, unless the context otherwise requires, all references to “interest” in this offering memorandum include additional cash interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

General

The notes will:

•	be our general unsecured, senior obligations

•	be limited to an aggregate original principal amount, prior to accretion of interest, of $[400] million;

•	accrue interest on [●], 2020 and [●], 2021 at a rate of 7.00% per annum with such accrued interest added as an accretion to the principal amount of the notes as described below in “—Interest”;

•	from [●], 2021 to [●], 2024, bear cash interest at a rate of 3.00% per annum payable on [●] and [●] of each year and accrue interest on [●] and [●] of each year at a rate of 4.50% per annum with such accrued interest added as an accretion to the principal amount of the notes as described below in “—Interest”;

A-2

•	bear cash interest on [●], 2025 and [●], 2026 at a rate of 7.5% per annum;

•	not be redeemable prior to maturity, except as described below under “—Optional Redemption” and “—Redemption Permitted For Changes in Certain Tax Laws”;

•	be subject to repurchase by us at the option of the holders following a fundamental change, subject to certain exceptions, at a fundamental change repurchase price equal to 100% of the accreted principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date (as such terms are defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”);

•	mature on [●], 2026, unless earlier exchanged, repurchased or redeemed;

•	be fully and unconditionally guaranteed by NCL Holdings on a senior, unsecured basis; and

•	be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided that the principal amount of notes are subject to accretion from accrual of interest as described below under “—Interest.”

Subject to satisfaction of certain conditions, the notes may be exchanged at an initial exchange rate of [●] ordinary shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $[●] per ordinary share). The exchange rate is subject to adjustment if certain events occur.

Upon exchange of a note, we will deliver ordinary shares together with a cash payment in lieu of delivering any fractional ordinary share, as described under “—Exchange Rights—Settlement Upon Exchange.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the exchange date except under the limited circumstances described below.

Any exchange of notes into ordinary shares will be and is subject to certain restrictions on ownership and transfer of the ordinary shares set forth in NCL Holdings’ bye-laws and the indenture, as further described in “—Restrictions on Ownership and Transfer of Shares; Limitation on Shares Issuable Upon Exchange,” and the Investor Rights Agreements to be entered into by and among the Company, NCL Holdings and the investors party thereto (the “Investor Rights Agreement”).

The indenture will not limit the amount of debt that may be issued by NCLC Group under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict NCLC Group from paying dividends, issuing or repurchasing other securities, incurring or issuing new debt (including secured debt) or repaying or repurchasing debt. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Exchange Rights—Increase in Exchange Rate Upon Exchange in Connection With a Make-Whole Fundamental Change or a Tax Redemption,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving NCLC Group or in the event of a decline in any member of NCLC Group’s credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving NCLC Group that could adversely affect such holders.

References in this “Description of Notes” to a “holder” or “holders” of the notes that are held through a depositary are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered as the owner of such notes for all purposes.

Purchase and Cancellation

We will cause all notes surrendered for payment, redemption, repurchase (but excluding notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled), exchange or registration of transfer or exchange, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their payment, redemption, repurchase, exchange or registration of transfer or exchange. All notes delivered to the trustee for cancellation shall be cancelled promptly by the trustee in accordance with its customary procedures. No notes shall be authenticated in exchange for any notes cancelled, except as provided in the indenture.

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We may, to the extent permitted by law and without the consent of holders, directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by the Company, NCL Holdings or its subsidiaries or through private or public tenders or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their purchase.

Any notes held by any member of NCLC Group will be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of holders.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and cash interest on, notes in global form registered in the name of or held by a depositary or its nominee in immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

Cash interest on certificated notes will be payable to holders by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies the registrar to the contrary in writing.

A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

Notwithstanding anything else herein to the contrary, you may not sell or otherwise transfer notes or any ordinary shares issuable upon exchange of notes except in compliance with the provisions set forth under the indenture, as described in “Restrictions on Ownership and Transfer of Shares; Limitation on Shares Issuable Upon Exchange,” and the Investor Rights Agreement, if applicable. We are not required to transfer or exchange any note surrendered for exchange into ordinary shares, redemption or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the Investor Rights Agreement, if applicable, and the procedures of the depositary, if applicable. The registered holder of a note will be treated as its owner for all purposes.

We will be required at all times to maintain an office or agency in the continental United States to serve as our paying agent, registrar and exchange agent for the notes.

We reserve the right to vary or terminate the appointment of the security registrar, paying agent or exchange agent, and bid solicitation agent; act as the paying agent or bid solicitation agent; appoint additional paying agents or exchange agents; or approve any change in the office through which any security registrar or any paying agent or exchange agent acts.

A-4

Interest

Until but not including [●]1, 2021, no cash interest will be payable on the notes, and instead accrued interest at a rate of 7.00% per annum shall be added as an accretion to the principal amount of the notes on each of [●]2, 2020 and [●]3, 2021 (each, an “accretion-only interest accrual date”). On each accretion-only interest accrual date, the principal amount of each note shall be the accreted principal amount of such note immediately prior to such date, plus the amount of interest accrued on such accreted principal amount from the issue date. On and following [●]4, 2021 until but not including [●], 2025, interest shall accrue in a combination of cash at a rate of 3.00% per annum and accreted interest at a rate of 4.50% per annum added as an accretion to the principal amount of the notes on each interest accrual date. On and following [●], 2025, interest shall accrue in cash at a rate of 7.5% per annum. On each [●] and [●]5 (a “cash/accreted interest accrual date” and together with the accretion-only interest accrual dates, an “interest accrual date”), the principal amount of each note shall be the accreted principal amount of such note immediately prior to such cash/accreted interest accrual date, plus the amount of interest on such accreted principal amount during the period beginning on the preceding cash/accreted interest accrual date (or if none, from the first anniversary of the issue date) and ending on, but excluding the succeeding cash/accreted interest accrual date.

On each interest accrual date, the Company shall be required to notify the trustee and each holder of the notes of the then current accreted principal amount per note. Except following an exchange as further described below in “—Exchange Rights”, the accreted principal amount per note means at any time with respect to a note, the original principal amount of $1,000 per note, plus the aggregate of all interest payments accrued and added thereto on each interest accrual date prior to such time in accordance with the paragraph above; provided that the accreted principal amount shall include all accrued interest to but excluding (i) the date on which the accreted principal amount of the notes is accelerated by the trustee or 25% of the Holders as described in “—Events of Default”, (ii) any redemption date as described in “—Optional Redemption” or “—Redemption Permitted For Changes in Certain Tax Laws,” (iii) any fundamental change repurchase date as described in “—Exchange Rights— Fundamental Change Permits Holders to Require Us to Repurchase Notes,” and (iv) any exchange date as described below in “—Exchange Rights”, in each case, as though such date were an interest accrual date.

Interest will be paid to the person in whose name a note is registered at the close of business on [●] or [●]6, as the case may be (whether or not a business day), immediately preceding the relevant interest accrual date (each, a “regular record date”). However, we will not pay any cash or accrued interest on any notes when they are exchanged, except in the circumstances described under “—Exchange Rights.” Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

If any interest accrual date, the maturity date or any earlier required repurchase date upon a fundamental change or any redemption date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Guarantee

NCL Holdings will fully and unconditionally guarantee (i) the due and punctual payment of principal of, and interest on, the notes and all other obligations of the Company under the indenture, including, without limitation, the Company’s obligation to procure or cause delivery of ordinary shares issuable upon exchange of the Preference Shares in accordance with the indenture upon exercise of a holder’s exchange right, on a senior unsecured basis, and (ii) the obligations of the Company under the Preference Shares.

The obligations of NCL Holdings under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance under applicable law; this limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance. If the guarantee were rendered void, it could be subordinated by a court to all other obligations (including other guarantees and contingent liabilities) of NCL Holdings, and, depending on the amount of such obligations, NCL Holdings’ liability on its guarantee could be reduced to zero.

______________________

1 NTD: To be one year from the issue date.

2 NTD: To be six months from the issue date.

3 NTD: To be one year from the issue date.

4 NTD: To be one year from the issue date.

5 NTD: Dates to be six months and one year after issue date

6 NTD: To be fifteen days prior to the relevant interest accrual dates.

A-5

The indenture shall provide by its terms that NCL Holdings’ guarantee shall be automatically and unconditionally released and discharged upon the discharge of the Company’s obligations under the indenture in accordance with the terms of the indenture.

The guarantee is not exchangeable separately from the Preference Share and will automatically terminate when a note is exchanged for ordinary shares.

Ranking

The indebtedness evidenced by the notes and the guarantee will be general unsecured Indebtedness of the Company and NCL Holdings; will be senior in right of payment to all existing and future Indebtedness of the Company and NCL Holdings that is expressly subordinated in right of payment to the notes and the guarantee; and will be equal in right of payment with all existing and future Indebtedness of the Company and NCL Holdings that is not so subordinated. The notes and the guarantee will be effectively subordinated to all existing and future Secured Indebtedness of NCLC Group to the extent of the value of the assets securing such Secured Indebtedness and will be structurally subordinated to all existing and future Indebtedness and other liabilities (including certain senior secured credit facilities and trade payables) of NCL Holdings’ other subsidiaries (other than Indebtedness and liabilities owed to the Company or NCL Holdings, if any). In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or NCL Holdings, the assets of the Company and NCL Holdings that secure Secured Indebtedness (including NCLC Group Credit Facilities) will be available to pay the obligations under the notes and the guarantee only after all Indebtedness under such Secured Indebtedness has been repaid in full from such assets. To the extent such collateral is not sufficient to satisfy such Indebtedness, the creditors of the Company or NCL Holdings will have a claim against the Company or NCL Holdings, as applicable, that will rank effectively pari passu with the notes and the guarantee. Additionally, in the event of bankruptcy, liquidation, reorganization or other winding up of one of NCL Holdings’ other subsidiaries, the assets of such subsidiary will be available to pay the obligations under the notes and the guarantee only after all Indebtedness of such subsidiary has been repaid in full from such assets. We cannot assure you that there will be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding or the guarantee.

On the date on which the notes are originally issued, the notes will not be guaranteed by any subsidiary of NCL Holdings.

Generally, the operations of the Company are conducted through NCL Holdings’ other subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, and claims of preference shareholders (if any) of such subsidiaries, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preference shareholders (if any) of NCL Holdings’ other subsidiaries.

The indenture governing the notes offered hereby will not limit NCLC Group’s ability to incur additional Indebtedness in the future, including senior Secured Indebtedness, and such indebtedness may be substantial. In the event of our or NCL Holdings’ bankruptcy, liquidation, reorganization or other winding up, our or NCL Holdings’ assets that secure Secured Indebtedness will be available to pay obligations on the notes only after all Indebtedness under such Secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

“Indebtedness” means, with respect to any person:

a)	the principal of any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments; and

A-6

b)	to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another person (other than by endorsement of negotiable instruments for collection in the ordinary course of business).

“Secured Indebtedness” means any indebtedness secured by a lien.

“NCLC Group Credit Facilities” means (i) the Fourth Amended and Restated Senior Secured Credit Agreement, dated as of January 2, 2019; (ii) the €529.8 million Breakaway One credit agreement dated November 18, 2010; (iii) the €529.8 million Breakaway Two credit agreement dated November 18, 2010; (iv) the Breakaway Plus Newbuild credit facility dated October 12, 2012 incurred by Breakaway Three, Ltd. with aggregate commitments of up to €590.5 million, with such new special-purpose subsidiary to be the borrower; (v) the €729.8 million Breakaway Four credit agreement dated October 12, 2012; (vi) the two Seahawk Newbuild export credit facilities, each related to the financing of one new passenger cruise vessel to be owned by a special-purpose subsidiary of the Company and with aggregate commitments for both facilities of up to €1.4 billion, with such subsidiary as the borrower, and in each case, originally dated as of July 14, 2014; (vii) the €349.5 million Marina Loan Agreement, dated as of July 18, 2008; (viii) the €349.5 million Riviera Loan Agreement, dated as of July 18, 2008; (ix) the $373.6 million Explorer Newbuild credit agreement, dated as of July 31, 2013 (x) the $498.2 million Second Explorer-Class Secured Loan Agreement, dated as of March 30, 2016; (xi) the $690.7 million O-Class Secured Loan Agreement, dated as of December 19, 2018; (xii) the €480.2 million O-Class Secured Loan Agreement, dated as of December 19, 2018; (xiii) the two $868.1 million Leonardo term loan facilities, each dated as of April 12, 2017; (xiv) the two €665.3 million Leonardo term loan facilities, each dated as of April 12, 2017; (xv) the €663.9 million Leonardo loan agreement, dated as of December 19, 2018; (xvi) the $954.9 million Leonardo loan agreement, dated as of December 19, 2018; (xvii) the $565.2 million Third Explorer-Class Secured Loan Agreement, dated as of December 19, 2018; (xviii) the $230.0 million credit agreement, dated as of January 10, 2019; (xix) the $260.0 million credit agreement, dated as of May 15, 2019, (xx) the $675 million credit agreement dated as of March 5, 2020 and (xxi) the $75.0 million uncommitted and revolving credit line agreement, dated as of October 28, 2019, in each case, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

Optional Redemption

On or after [●]7, 2023, the notes will be redeemable at the Company’s option, for cash, in whole or in part, upon not less than 10 days nor more than 60 calendar days’ notice at a redemption price equal to 100% of the accreted principal amount per note, if the market closing price of the ordinary shares has been at least 250% of the per share price implied by the exchange rate then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period, including at least one of the trading days immediately preceding the date on which the Company provides the notice of redemption.

Holders may surrender notes subject to optional redemption for exchange at any time prior to the close of business on the second business day prior to the redemption date.

The indenture for the notes will provide that a redemption closing, and the deadline for surrender of notes subject to redemption, or the deadline for an exchange in connection with a fundamental change will be delayed, if delivery of the exchange consideration would require a filing pursuant to the HSR Act, until such filing has been made and the applicable waiting period has expired or terminated.

Additional Amounts

All payments made by or on behalf of the Company or NCL Holdings (including, in each case, any successor entity), including amounts payable upon redemption, repurchase or exchange, under or with respect to the notes or the guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes unless the withholding or deduction of such taxes is then required by law. If the Company, NCL Holdings or any other applicable withholding agent is required by law to withhold or deduct any amount for, or on account of, any taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company or NCL Holdings is or was incorporated, engaged in business, organized or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which any payment is made by or on behalf of the Company or NCL Holdings (including, without limitation, the jurisdiction of any paying agent) or any political subdivision thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) in respect of any payments or delivery under or with respect to the notes or the guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Company or NCL Holdings, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments or delivery by each Holder after such withholding or deduction will equal the respective amounts that would have been received and by each Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

___________________________

7 NTD: To be three years from the issue date.

A-7

(1)	any taxes, to the extent such taxes would not have been imposed but for the Holder or the beneficial owner of the notes (or a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant Holder or the beneficial owner, if the relevant Holder or the beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) being or having been a citizen or resident or national of, or incorporated, engaged in a trade or business in, being or having been physically present in or having or having had a permanent establishment in, the relevant Tax Jurisdiction or having had any other present or former connection with the relevant Tax Jurisdiction, other than any connection arising solely from the acquisition, ownership or disposition of notes, the exercise or enforcement of rights under such note or the indenture or the guarantee, or the receipt of payments in respect of such note or the guarantee;

(2)	any taxes, to the extent such taxes were imposed as a result of the presentation of a note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period);

(3)	any estate, inheritance, gift, sale, transfer, personal property or similar taxes;

(4)	any taxes payable other than by deduction or withholding from payments under, or with respect to, the notes or the guarantee;

(5)	any taxes to the extent such taxes would not have been imposed or withheld but for the failure of the Holder or beneficial owner of the notes, following the Company’s reasonable written request addressed to the Holder at least 30 days before any such withholding or deduction would be imposed, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

(6)	any taxes imposed in connection with a note presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or beneficial owner of the notes to the extent such taxes could have been avoided by presenting the relevant note to, or otherwise accepting payment from, another paying agent;

(7)	any taxes imposed on or with respect to any payment by the Company or NCL Holdings to the Holder of the notes if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that such taxes would not have been imposed on such payments had such Holder been the sole beneficial owner of such note;

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(8)	any taxes imposed by the United States, any state thereof or the District of Columbia, or any subdivision thereof or territory thereof, including any U.S. federal withholding taxes and any taxes that are imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above); or

(9)	any combination of clauses (1) through (8) above.

In addition to the foregoing, the Company and NCL Holdings will also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and additions to tax related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the notes, the indenture, the guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the notes or the guarantee (limited, solely in the case of taxes attributable to the receipt of any payments or that are imposed on or result from a sale or other transfer or disposition of a note by a Holder or a beneficial owner, to any such taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (3) or (5) through (9) above or any combination thereof), save in each case for any such taxes, charges or levies which arise or are increased as a result of any document effecting the registration, issue or delivery of any of the notes either being signed or executed in the United Kingdom or being brought into the United Kingdom (save in each case, where it was required by law or for the purposes of enforcing the notes to do so).

If the Company or NCL Holdings, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes or the guarantee, the Company or NCL Holdings, as the case may be, will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company or NCL Holdings shall notify the trustee promptly thereafter) an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officer’s certificates must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts to Holders on the relevant payment date. The Company or NCL Holdings will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts. The trustee shall be entitled to rely absolutely on an officer’s certificate as conclusive proof that such payments are necessary.

The Company or NCL Holdings, if it is the applicable withholding agent, will make all withholdings and deductions (within the time period) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Company or NCL Holdings will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any taxes so deducted or withheld. The Company or NCL Holdings will furnish to the trustee (or to a Holder of the notes upon request), within 60 days after the date the payment of any taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or NCL Holdings, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the trustee) by such entity.

Whenever in the indenture, the notes or in this “Description of Notes” there is mentioned, in any context, the payment of amounts based upon the accreted principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes or the guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the indenture, any transfer by a Holder or beneficial owner of its notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to the Company (or NCL Holdings) is incorporated, engaged in business, organized or resident for tax purposes, or any jurisdiction from or through which payment is made under or with respect to the notes (or the guarantee) by or on behalf of such person and, in each case, any political subdivision thereof or therein.

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Redemption Permitted For Changes in Certain Tax Laws

Except as described in this section and in the section above titled “—Optional Redemption”, the Company may not redeem the notes prior to maturity. The Company may redeem the notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 calendar days’ prior written notice to the Holders of the notes (which notice will be irrevocable), at a redemption price equal to 100% of the accreted principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the notes on the relevant record date to receive interest due on the relevant interest accrual date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the notes or the guarantee, the Company or NCL Holdings is or would be required to pay Additional Amounts (but in the case of NCL Holdings, only if the payment giving rise to such requirement cannot be made by the Company without the obligation to pay Additional Amounts), and the Company or NCL Holdings cannot avoid any such payment obligation by taking reasonable measures available (including, for the avoidance of doubt, appointment of a new paying agent but excluding the reincorporation or reorganization of the Company or NCL Holdings), and the requirement arises as a result of:

•	any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction which change or amendment is announced and becomes effective after the issue date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the issue date, after such later date); or

•	any change in, or amendment to, the official application, administration or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change or amendment is announced and becomes effective after the issue date (or if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the issue date, after such later date) (each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

The Company will not give any such notice of redemption earlier than 60 calendar days prior to the earliest date on which the Company or NCL Holdings would be obligated to make such payment of Additional Amounts if a payment in respect of the notes or the guarantee were then due and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication, or where relevant, delivery of any notice of redemption of the notes pursuant to the foregoing, the Company will deliver the trustee an opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction (which counsel shall be reasonably acceptable to the trustee) to the effect that there has been a Change in Tax Law which would entitle the Company to redeem the notes hereunder. In addition, before the Company delivers the notice of redemption of the notes as described above, it will deliver to the trustee an officer’s certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company or NCL Holdings taking reasonable measures available to the Company or NCL Holdings.

The trustee will accept and shall be entitled to conclusively rely on such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the Holders.

Simultaneously with providing notice of a tax redemption, the Company will (i) issue a press release containing the relevant information or disclose the relevant information in a Current Report on Form 8-K and (ii) post such information on NCL Holdings’ website.

Notwithstanding the foregoing, if the Company has given notice of a tax redemption as described above, each Holder will have the right to elect that such Holder’s notes will not be subject to such tax redemption. If a Holder elects not to be subject to a tax redemption, neither the Company nor NCL Holdings, as the case may be, will be required to pay Additional Amounts with respect to payments made in respect of such Holder’s notes following the Tax Redemption Date, and all subsequent payments in respect of such Holder’s notes will be subject to any tax required to be withheld or deducted under the laws of the applicable Tax Jurisdiction. The obligation to pay Additional Amounts to any electing Holder for payments made in periods prior to the Tax Redemption Date will remain subject to the exceptions set forth above under “—Additional Amounts.” Holders must exercise their option to elect to avoid a tax redemption by written notice to the trustee no later than the 10th calendar day prior to the tax redemption date; provided that a Holder that complies with the requirements for exchange described under “—Exchange Rights—Exchange Procedures” before the close of business on the second business day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the redemption price, such later date on which the Company pays the redemption price) will be deemed to have validly delivered a notice of its election not to have its notes redeemed.

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No notes may be redeemed if the accreted principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

In the case of a tax redemption, you may exchange your notes at any time until the close of business on the second business day immediately preceding the tax redemption date (or, if the Company fails to pay the redemption price, such later date on which the Company pays the redemption price). If a Holder elects to exchange its notes in connection with a tax redemption, the exchange rate may be adjusted as described under “—Exchange Rights—Increase in Exchange Rate Upon Exchange in Connection With a Make-Whole Fundamental Change or a Tax Redemption.”

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

The above provisions will apply, mutatis mutandis, to any successor of the Company (or NCL Holdings) with respect to a Change in Tax Law occurring after the time such person becomes successor to the Company (or NCL Holdings).

Restrictions on Ownership and Transfer of Shares; Limitation on Shares Issuable Upon Exchange

In general, under Section 883 of the Code, certain non-U.S. corporations (such as our North American cruise ship businesses) are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operation of a ship or ships. Applicable U.S. Treasury regulations provide in general that a foreign corporation will qualify for the benefits of Section 883 if, in relevant part, (i) the foreign country in which the foreign corporation is organized grants an equivalent exemption to corporations organized in the U.S. in respect of each category of shipping income for which an exemption is being claimed under Section 883 and (ii) the foreign corporation meets a defined publicly-traded corporation stock ownership test. To assist NCL Holdings in continuing to qualify as a publicly traded corporation under the Internal Revenue Code regulations, NCL Holdings’ bye-laws provide that no one person or group of related persons may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 4.9% of the ordinary shares, whether measured by vote, value or number (the ‘‘ownership limit’’), unless they receive a waiver from NCL Holdings’ board of directors, as permitted by NCL Holdings’ bye-laws. In addition, NCL Holdings’ bye-laws contain various other restrictions on the ownership and transfer of the ordinary shares.

In addition, the indenture will provide that, notwithstanding any other provision of the indenture or the notes, no holder of the notes will be entitled to receive ordinary shares upon exchange to the extent that such receipt would cause a violation of the restrictions on ownership and transfer of the ordinary shares set forth in NCL Holdings’ bye-laws (taking into account any exemption granted by NCL Holdings’ board of directors pursuant to NCL Holdings’ bye-laws). Any purported delivery of ordinary shares upon exchange of notes will be void and have no effect to the extent that such delivery would result in a violation of the ownership limit or the other restrictions on ownership and transfer of the ordinary shares set forth in NCL Holdings’ bye-laws (taking into account any exemption granted by NCL Holdings’ board of directors pursuant to NCL Holdings’ bye-laws). If any delivery of ordinary shares owed to a holder upon exchange of notes is not made, in whole or in part, as a result of the ownership limit or the other restrictions on ownership and transfer of the ordinary shares set forth in NCL Holdings’ bye-laws, our obligation to make such delivery will not be extinguished, and we will deliver such shares as promptly as practicable after the applicable holder gives notice to us and we determine that such delivery would not result in a violation of the restrictions on ownership and transfer of the ordinary shares set forth in NCL Holdings’ bye-laws; provided that to the extent a purported delivery of any such ordinary shares owed to a holder upon exchange of notes that would cause a violation of the restrictions on ownership or transfer of the ordinary shares set forth in our bye-laws is made, such shares (to the extent that such delivery would result in a violation of the restrictions on ownership or transfer of the ordinary shares set forth in NCL Holdings’ bye-laws, taking into account any exemption granted by NCL Holdings’ board of directors pursuant to NCL Holdings’ bye-laws) will be automatically designated and treated as “excess shares” that will be held in trust for the benefit of a charitable organization that is a qualified shareholder selected by a trustee. A holder of notes that were exchanged into excess shares shall have no rights in such excess shares, other than a right to receive certain payments upon liquidation, dissolution or, in certain circumstances, disposition of such excess shares, and will not be permitted to receive any amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding.

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Exchange Rights

General

Subject to the terms of the notes and the indenture, each note will entitle the holder to convert such note into a number of Preference Shares equal to a fraction, the numerator of which is the accreted principal amount of the note immediately prior to the exercise of the exchange right thereto and the denominator of which is the Paid-Up Value.  Each Preference Share will be issued and allotted at a price equal to the Paid-Up Value (or with respect to a fraction of a Preference Share so issued, such fraction of the Paid-Up Value). All Preference Shares issued on conversion of the notes will (without any further action being required to be taken by exchanging holders of the notes) immediately and automatically be transferred on and as of the relevant exchange date from the relevant holder to NCL Holdings. Accordingly, references in this “Description of Notes” to “exchange rights,” or to the exchange of notes for ordinary shares of NCL Holdings, and all similar expressions, should be taken to refer to the entitlement of the holder to convert notes into Preference Shares and the immediate and automatic exchange of such Preference Shares for ordinary shares of NCL Holdings which the Company will cause to occur, as further described in “—Settlement Upon Exchange” below.

Holders may exchange all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. A holder may exchange fewer than all of such holder’s notes so long as the notes exchanged are an integral multiple of $1,000 principal amount.

Any exchange of notes into ordinary shares will be subject to certain ownership limitations as more fully described in “—Restrictions on Ownership and Transfer of Shares; Limitation on Shares.”

The exchange rate will initially be [●] ordinary shares per $1,000 accreted principal amount of notes (equivalent to an initial exchange price of approximately $[●] per ordinary share). The exchange rate is subject to adjustment if certain events occur. The exchange price at any given time will be computed by dividing the accreted principal amount by the applicable exchange rate at such time. Accordingly, an adjustment to the exchange rate will result in a corresponding (but inverse) adjustment to the exchange price.

Upon exchange of a note, we will satisfy our exchange obligation by causing to be delivered ordinary shares, together with a cash payment in lieu of delivering any fractional ordinary share, as set forth below under “—Settlement Upon Exchange.” We will settle our exchange obligation on the second business day immediately following the relevant exchange date, unless such exchange date occurs following the regular record date immediately preceding the maturity date, in which case we will cause such delivery to be made on the maturity date.

The trustee will initially act as the exchange agent.

Upon an exchange, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. Our delivery to you of the full number of ordinary shares, together with a cash payment for any fractional ordinary share, issuable upon exchange will be deemed to satisfy in full our obligation to pay:

•	the accreted principal amount of the note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant exchange date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant exchange date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

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Notwithstanding the immediately preceding two paragraphs, if notes are exchanged after the close of business on a regular record date for the payment of interest but prior to the open of business on the immediately following interest accrual date, holders of such notes at the close of business on such record date will receive the full amount of interest payable on such notes on the corresponding interest accrual date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any regular record date to the open of business on the immediately following interest accrual date must be accompanied by funds equal to the amount of cash interest payable on the notes so exchanged on the corresponding interest accrual date (regardless of whether the exchanging holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

•	for exchanges following the regular record date immediately preceding the maturity date;

•	if we have called the notes for tax redemption on a tax redemption date that is after a regular record date and on or prior to the business day immediately following the date on which the corresponding interest payment is made;

•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest accrual date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date, any fundamental change repurchase date and any tax redemption date described in the bullets in the preceding paragraph will receive and retain the full interest payment due on the maturity date or other applicable interest accrual date regardless of whether their notes have been exchanged following such regular record date.

No fractional ordinary shares will be issued upon exchange of notes. Instead, we will cause cash to be paid in lieu of delivering any fractional ordinary share as described under “—Settlement Upon Exchange.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for exchange until the holder has validly withdrawn the repurchase notice in accordance with the relevant provisions of the indenture.

Exchange Procedures

If you hold a beneficial interest in a global note, to exchange (which exchange is irrevocable) you must comply with the depositary’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next accrual date to which you are not entitled. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with the depositary’s procedures if you wish to exercise your exchange rights.

If you hold a certificated note, to exchange you must:

•	complete and manually sign the exchange notice on the back of the note, or a facsimile of the exchange notice;

•	deliver the exchange notice, which is irrevocable, and the note to the exchange agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest accrual date to which you are not entitled.

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We refer to the date you comply with the relevant procedures for exchange described above as the “exchange date.”

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any ordinary shares upon exchange of the notes, including in respect of the allotment and issue of Preference Shares on exercise of such exchange or on the immediate and automatic transfer of any Preference Shares to NCL Holdings pursuant to such exchange or in respect of the allotment, issue or transfer and delivery of any ordinary shares on exchange of the Preference Shares, unless the tax is due because the holder requests such ordinary shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for exchange until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and exchange the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date. If we have designated a redemption date as described under “—Redemption Permitted For Changes in Certain Tax Laws,” a holder that complies with the requirements for exchange described above will be deemed to have delivered a notice of its election not to have its notes so redeemed.

Settlement Upon Exchange

Upon exchange of a note, the accreted principal amount of notes will convert into fully paid Preference Shares, with each Preference Share being issued and allotted at a price equal to the Paid-Up Value. All Preference Shares issued on conversion of the notes will (without any further action being required to be taken by exchanging holders of the notes) immediately and automatically be transferred on and as of the relevant exchange date from the relevant holder to NCL Holdings, and in consideration therefor we will cause NCL Holdings to either issue or transfer and deliver to such holder, for each $1,000 accreted principal amount of notes exchanged by such holder, a number of ordinary shares equal to the exchange rate, together with a cash payment in lieu of delivering any fractional ordinary share issuable upon exchange based on the last reported sale price of the ordinary shares on the relevant exchange date. We will cause to be delivered the ordinary shares due in respect of exchange on the second business day immediately following the relevant exchange date, unless such exchange date occurs following the regular record date immediately preceding the maturity date, in which case we will cause such delivery to be made on the maturity date.

Each exchange will be deemed to have been effected as to any notes surrendered for exchange on the exchange date, and the person in whose name the ordinary shares shall be issuable upon such exchange will be caused to be treated as the holder of record of such shares as of the close of business on such exchange date.

The “last reported sale price” of the ordinary shares on any date means the closing sale price per ordinary share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ordinary shares are traded. If the ordinary shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for the ordinary shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ordinary shares are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for the ordinary shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Pursuant to applicable NYSE rules, NCL Holdings will not issue a number of ordinary shares upon exchange of the notes contemplated hereby in excess of 19.99% of NCL Holdings’ outstanding ordinary shares unless its shareholders approve a proposal to permit the issuance of a greater number of shares.

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Exchange Rate Adjustments

The exchange rate will be adjusted as described below, except that we will not make any adjustments to the exchange rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of ordinary shares and solely as a result of holding the notes, in any of the transactions described below without having to exchange their notes as if they held a number of ordinary shares equal to (i) the exchange rate, multiplied by (ii) the accreted principal amount (expressed in thousands) of notes held by such holder.

1.	If NCL Holdings exclusively issues ordinary shares as a dividend or distribution on ordinary shares, or if NCL Holdings effects a share split or share combination, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 x	OS1
OS0

where,

ER0 = the exchange rate in effect immediately prior the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

ER1 = the exchange rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 = the number of ordinary shares outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 = the number of ordinary shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the exchange rate shall be immediately readjusted, effective as of the date NCL Holdings’ board of directors or a committee thereof determines not to pay such dividend or distribution, to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

2.	If NCL Holdings issues to all or substantially all holders of ordinary shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase ordinary shares at a price per ordinary share that is less than the average of the last reported sale prices per ordinary share for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the exchange rate will be increased based on the following formula:

ER1 = ER0 x	OS0 + X
OS0 + Y

where,

ER0 = the exchange rate in effect immediately prior to the close of business on the record date for such issuance;

ER1 = the exchange rate in effect immediately after the close of business on such record date;

OS0 = the number of ordinary shares outstanding immediately prior to the close of business on such record date;

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X =       the total number of ordinary shares issuable pursuant to such rights, options or warrants; and

Y =       the number of ordinary shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sales price per ordinary share over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or ordinary shares are not delivered after the exercise or expiration of such rights, options or warrants, the exchange rate shall be decreased to the exchange rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of ordinary shares actually delivered. If such rights, options or warrants are not so issued, the exchange rate shall be decreased, effective as of the date NCL Holdings’ board of directors or a committee thereof determines not to issue such rights, options or warrants, to the exchange rate that would then be in effect if such record date for such issuance had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of ordinary shares to subscribe for or purchase ordinary shares at less than such average of the last reported sale prices per share for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such ordinary shares, there shall be taken into account any consideration received by NCL Holdings for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by NCL Holdings’ board of directors or a committee thereof.

3.	If NCL Holdings distributes shares of its share capital, evidences of its indebtedness, other assets or property of NCL Holdings or rights, options or warrants to acquire its share capital or other securities, to all or substantially all holders of ordinary shares, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	rights issued under a stockholder rights plan (except as set forth below);

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•	any dividends and distributions in connection with a specified corporate event as described below under “Recapitalizations, Reclassifications and Changes of Ordinary Shares”; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the exchange rate will be increased based on the following formula:

ER1 = ER0 x	SP0
SP0 - FMV

where,

ER0 = the exchange rate in effect immediately prior to the close of business on the record date for such distribution;

ER1 = the exchange rate in effect immediately after the close of business on such record date;

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SP0 = the average of the daily VWAP of our ordinary shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by NCL Holdings’ board of directors or a committee thereof) of the share capital, evidences of indebtedness, assets, property, rights, options or warrants to acquire NCL Holdings’ share capital or other securities distributed with respect to each outstanding ordinary share on the record date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the exchange rate shall be decreased, effective as of the date NCL Holdings’ board of directors or a committee thereof determines not to pay or make such distribution, to the exchange rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of ordinary shares, the amount and kind of NCL Holdings’ share capital, evidences of its indebtedness, other assets or property of NCL Holdings or rights, options or warrants to acquire its share capital or other securities that such holder would have received if such holder owned a number of ordinary shares equal to the exchange rate in effect on the record date for the distribution.

If NCL Holdings issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the exchange rate pursuant to the foregoing in this clause (3) until the earliest of these triggering events occurs; and

•	we will readjust the exchange rate to the extent any of these rights, options or warrants are not exercised before they expire;

provided that the rights, options or warrants trade together with ordinary shares and will be issued in respect of future issuances of the ordinary shares.

With respect to an adjustment pursuant to this clause (3) where there has been an ex-dividend date for a dividend or other distribution on ordinary shares of share capital of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of NCL Holdings, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the exchange rate will be increased based on the following formula:

ER1 = ER0 x	FMV0 + MP0
MP0

where,

ER0 = the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

ER1 = the exchange rate in effect immediately after the open of business on the ex-dividend date for such distribution;

FMV0 = the average of the daily VWAP of the share capital or similar equity interest distributed to holders of ordinary shares applicable to one ordinary share (determined by reference to the definition of daily VWAP set forth under “—Settlement Upon Exchange” as if references therein to ordinary shares were to such share capital or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin- off (the “valuation period”); and

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MP0 = the average of the daily VWAP of our ordinary shares over the valuation period.

The increase to the exchange rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that in respect of any exchange of notes, if the relevant exchange date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such exchange date in determining the exchange rate. If such spin-off does not occur, the exchange rate shall be decreased, effective as of the date NCL Holdings’ board of directors or a committee thereof determines not to consummate such spin-off, to be the exchange rate that would then be in effect if such distribution had not been declared, effective as of the date on which NCL Holdings’ board of directors (or its designee) determines not to consummate such spin-off.

4.	If any cash dividend or distribution is made to all or substantially all holders of ordinary shares, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 x	SP0
SP0 - C

where,

ER0 = the exchange rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

ER1 = the exchange rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 = the daily VWAP of our ordinary shares on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =     the amount in cash per share NCL Holdings distributes to all or substantially all holders of ordinary shares.

Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the exchange rate shall be decreased, effective as of the date NCL Holdings’ board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of ordinary shares, the amount of cash that such holder would have received if such holder owned a number of ordinary shares equal to the exchange rate in effect immediately prior to the open of business on the record date for such cash dividend or distribution.

5.	If NCL Holdings or any of its subsidiaries make a payment in respect of a tender or exchange offer for ordinary shares, to the extent that the cash and value of any other consideration included in the payment per ordinary share exceeds the average of the daily VWAP of our ordinary shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the exchange rate will be increased based on the following formula:

ER1 = ER0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

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ER0 = the exchange rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

ER1 = the exchange rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by NCL Holdings’ board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of ordinary shares outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of ordinary shares outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the daily VWAP of our ordinary shares over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The increase to the exchange rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any exchange of notes, if the relevant exchange date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such exchange date in determining the exchange rate.

In the event that NCL Holdings or one of its subsidiaries is obligated to subscribe for or purchase ordinary shares pursuant to any such tender offer or exchange offer, but it or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the exchange rate shall again be adjusted to be the exchange rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected. For the avoidance of doubt, the terms “tender offer” and “exchange offer” mean a “tender offer” as such term is used under the Exchange Act.

6.	If NCL Holdings shall issue ordinary shares or any other security convertible into, exercisable or exchangeable for ordinary shares (such ordinary shares or other security, “Equity-Linked Securities”), for a consideration per ordinary share (or conversion price per ordinary share) less than the daily VWAP of our ordinary shares on the date NCL Holdings fixes the offering price (or conversion price) of Equity-Linked Securities, the exchange rate shall be increased (but not decreased) based on the following formula

ER = ER0 x	OS
OS0 + (AC/SP)

where,

ER0 = the exchange rate in effect immediately prior to the issuance of such Equity-Linked Securities;

ER =       the new exchange rate in effect immediately after the issuance of such Equity-Linked Securities;

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AC = the aggregate consideration paid or payable for such Equity-Linked Securities;

OS0 = the number of ordinary shares outstanding immediately prior to the issuance of such Equity-Linked Securities;

OS =       the number of ordinary shares outstanding immediately after the issuance of such Equity-Linked Securities or issuable pursuant to such Equity-Linked Securities; and

SP =       the daily VWAP of our ordinary shares on the date of issuance of such Equity-Linked Securities.

Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this clause (6) in respect of an exempt issuance. If an adjustment under this clause (6) would cause the exercise price to be less than the floor price, then the adjustment under this clause (6) will cause the exercise price to equal the floor price.

The Company shall notify the holders, in writing, promptly following the issuance of Equity-Linked Securities, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms. If NCL Holdings enters into a Variable Rate Transaction, NCL Holding shall be deemed to have issued Equity-Linked Securities at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

As a condition precedent to the taking of any action which would require an adjustment pursuant to this clause (6), NCL Holdings and the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or shareholder approvals or exemptions, as applicable, in order that NCL Holdings may thereafter validly and legally issue as fully paid and nonassessable all ordinary shares that the Holder is entitled to receive upon exchange of the notes pursuant to this clause (6) and may issue such ordinary shares in compliance with the rules of such regulatory body or securities exchange.

As used in this section,

1.	“daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NCLH” <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one ordinary share on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours;

2.	“effective date” means the first date on which the ordinary shares trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable;

3.	“ex-dividend date” means the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from NCL Holdings or, if applicable, from the seller of the ordinary shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market;

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4.	“exempt issuance” means the issuance of (a) ordinary shares or options to purchase ordinary shares to employees, officers, directors, consultants, suppliers, vendors or professionals of NCL Holdings pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities issued upon exchange of the Notes, (c) securities issued upon the exercise or exchange of securities outstanding on the closing date, provided that, such securities have not been amended since the closing date to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, and (d) securities, including options or warrants to purchase ordinary shares, issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of NCL Holdings and not for the primary purpose of raising capital. “Variable Rate Transaction” means a transaction in which NCL Holdings issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ordinary shares either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of NCL Holdings or the market for the ordinary shares or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby NCL Holdings may sell securities at a future determined price.

5.	“floor price” means $11.00, provided that such floor price will be adjusted as of any date on which the exchange rate of the notes is adjusted pursuant to Clauses (1) through (5) above. The adjusted floor price will equal (i) the floor price immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the floor price adjustment and the denominator of which is the exchange rate as so adjusted.

6.	“record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of ordinary shares have the right to receive any cash, securities or other property or in which ordinary shares are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of ordinary shares entitled to receive such cash, securities or other property (whether such date is fixed by NCL Holdings’ board of directors or a duly authorized committee thereof, statute, contract or otherwise); and

7.	“trading day” means a day on which:

•	trading in the ordinary shares generally occurs on the relevant stock exchange or, if the ordinary shares are not then listed on a relevant stock exchange, on the principal other market on which the ordinary shares are then traded; and

•	a last reported sale price per ordinary share is available on such securities exchange or market,

provided that if the ordinary shares are not so listed or traded, “trading day” means a “business day.”

To the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, we are permitted to increase the exchange rate of the notes by any amount for a period of at least 20 business days if NCL Holdings’ board of directors or a committee thereof determines that such increase would be in our best interest. To the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, we may also (but are not required to) increase the exchange rate to avoid or diminish income tax to holders of ordinary shares or rights to subscribe for or purchase ordinary shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of the ordinary shares, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the exchange rate. Any applicable withholding taxes (including backup withholding) imposed in connection with a constructive distribution may be withheld from interest and payments upon exchange or maturity of the notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or ordinary shares, if any, payable on the notes to such holder (including any payments received upon exchange of the notes or any amounts received upon the repurchase of the notes or ordinary shares).

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If NCL Holdings has a rights plan in effect upon an exchange of the notes into ordinary shares, you will receive, in addition to the ordinary shares received in connection with such exchange, the rights under the rights plan. However, if, prior to any exchange, the rights have separated from the ordinary shares in accordance with the provisions of the applicable rights plan, the exchange rate will be adjusted at the time of separation as if NCL Holdings distributed to all or substantially all holders of ordinary shares, shares of its share capital, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. NCL Holdings does not currently have a rights plan in effect.

Except as stated herein, we will not adjust the exchange rate for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares or the right to subscribe for or purchase ordinary shares or such convertible or exchangeable securities. For example, the exchange rate will not be adjusted:

•	upon the issuance of any ordinary shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on NCL Holdings’ securities and the investment of additional optional amounts in ordinary shares under any plan;

•	upon the issuance of any ordinary shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by NCLC Group;

•	upon the issuance of any ordinary shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for ordinary course of business share repurchases that are not tender offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a share repurchase program approved by NCL Holdings’ board of directors;

•	solely for a change in the par value of ordinary shares; or

•	for accrued and unpaid interest, if any.

Adjustments to the exchange rate will be calculated to the nearest 1/10,000th of a share. Notwithstanding anything in this section to the contrary, we will not be required to make an adjustment to the exchange rate unless the adjustment would require a change of at least 1.0% to the exchange rate. However, we will carry forward, and take into account in any future adjustment, any adjustments that are less than 1.0% of the exchange rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1.0%, (i) on the effective date of any fundamental change or make-whole fundamental change, (ii) on the exchange date for any notes and (iii) on the date of a notice of tax redemption. In no event will the exchange rate be adjusted such that the exchange price will be less than the par value per ordinary share.

Recapitalizations, Reclassifications and Changes of Ordinary Shares

In the case of:

•	any recapitalization, reclassification or change of ordinary shares (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

•	any consolidation, merger, amalgamation or other combination involving NCL Holdings,

•	any sale, lease or other transfer or disposition to a third party of all or substantially all of NCL Holdings’ and its subsidiaries’ consolidated assets, taken as a whole, or

•	any statutory share exchange,

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in each case, as a result of which ordinary shares would be converted into, or exchanged for, stock, shares, other securities, other property or assets (including cash or any combination thereof) (any such event, a “specified corporate event” and any such stock, shares, other securities, other property or assets (including cash or any combination thereof), “reference property,” and the amount of reference property that a holder of one ordinary share immediately prior to such specified corporate event would have been entitled to receive upon the occurrence of such specified corporate event, a “unit of reference property”), then we will, or will cause NCL Holdings or the successor or purchasing person, as the case may be, will execute with the trustee, without the consent of the holders, a supplemental indenture providing that, at and after the effective time of the specified corporate event, the right to exchange each $1,000 principal amount of notes for ordinary shares will be changed into a right to exchange such principal amount of notes for the kind and amount of reference property that a holder of a number of ordinary shares equal to the exchange rate immediately prior to such specified corporate event would have been entitled to receive upon such specified corporate event.

However, at and after the effective time of such specified corporate event, (i) the number of ordinary shares that we would have been required to deliver upon exchange of the notes as set forth under “—Settlement Upon Exchange” will instead be deliverable in the units of reference property that a holder of that number of ordinary shares would have received in such specified corporate event and (ii) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one ordinary share would have received in such transaction.

If the specified corporate event causes ordinary shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the notes will be exchangeable will be the weighted average of the types and amounts of consideration actually received by the holders of ordinary shares.

We will notify, in writing, the holders, the trustee and the exchange agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

Such supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Exchange Rate Adjustments” above. If the reference property in respect of any such specified corporate event includes stock, shares other securities or other property or assets (other than cash) of an entity other than NCL Holdings or the successor or purchasing person, as the case may be, in such specified corporate event, such other entity, if it is party to such specified corporate event, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as our board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing.

If the notes become exchangeable into reference property, we will notify the trustee in writing and (i) issue a press release containing the relevant information or disclose the relevant information in a Current Report on Form 8- K and (ii) post such information on NCL Holdings’ website.

We will agree in the indenture not to become a party to any specified corporate event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices or the daily VWAPs over a span of multiple days (including, without limitation, the period for determining the “stock price” (as defined below) for purposes of a make-whole fundamental change or a tax redemption), NCL Holdings’ board of directors or a committee thereof will make appropriate adjustments, in good faith, to each to account for any adjustment to the exchange rate that becomes effective, or any event requiring an adjustment to the exchange rate where the record date, ex-dividend date, effective date (each as defined above under “—Exchange Rate Adjustments”) or expiration date of the event occurs, at any time during the period when the last reported sale prices or the daily VWAPs are to be calculated.

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Increase in Exchange Rate Upon Exchange in Connection With a Make-Whole Fundamental Change or a Tax Redemption

If (i) the effective date (as defined below in this section) of a make-whole fundamental change (as defined below in this section) occurs prior to the maturity date of the notes or (ii) we deliver a notice of a tax redemption as provided for under “—Redemption Permitted For Changes in Certain Tax Laws” and, in either case, a holder elects to exchange its notes in connection with such make-whole fundamental change or tax redemption notice, we will, under certain circumstances, increase the exchange rate for the notes so surrendered for exchange by a number of additional ordinary shares (the “additional shares”), as described below.

“Make-whole fundamental change” means any transaction or event that constitutes a fundamental change as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof.

An exchange of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of exchange of the notes (or, in the case of a global note, the relevant notice of exchange in accordance with the depositary’s applicable procedures) is received by the exchange agent during the period from the open of business on the effective date of the make-whole fundamental change to the close of business on the business day immediately preceding the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for (x) the proviso in clause (2) of the definition thereof or (y) the Adequate Cash Exchange Provisions, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).

An exchange of notes will be deemed for these purposes to be “in connection with” such tax redemption notice if the relevant notice of exchange of the notes (or, in the case of a global note, the relevant notice of exchange in accordance with the depositary’s applicable procedures) is received by the exchange agent during the period from the open of business on the date of the notice of tax redemption to the close of business on the second business day immediately preceding the related redemption date or, if we fail to pay the tax redemption price, such later date on which we pay the tax redemption price.

Upon surrender of notes for exchange in connection with a make-whole fundamental change or a notice of tax redemption, we will deliver the ordinary shares, including the additional shares, as described under “—Exchange Rights—Settlement Upon Exchange” (after giving effect to any increase in the exchange rate required by this section). However, if the consideration for ordinary shares in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any exchange of notes following the effective date of such make-whole fundamental change, the exchange obligation will be calculated based solely on the “stock price” for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of exchanged notes equal to (i) the exchange rate (including any increase to reflect the additional shares as described in this section), multiplied by (ii) such stock price.

We will notify holders, the trustee and the exchange agent (if other than the trustee) in writing of the effective date of any make-whole fundamental change and, no later than five business days after such effective date.

The number of additional shares, if any, by which the exchange rate will be increased in connection with a make-whole fundamental change or a tax redemption will be determined by reference to the table below, based on:

•	in the case of a make-whole fundamental change, the date on which the make-whole fundamental change occurs or becomes effective or, in the case of a tax redemption, the date of the notice of tax redemption (as used in this section only, the “effective date”); and

•	in the case of a make-whole fundamental change, the price paid (or deemed to be paid) per ordinary share in the make-whole fundamental change, as described in the succeeding paragraph, or, in the case of a tax redemption, the average of the last reported sale prices per ordinary share over the five trading day period ending on, and including, the trading day immediately preceding the date of such notice of tax redemption, as the case may be (in each case, the “stock price”).

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If the holders of ordinary shares receive in exchange for their ordinary shares only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices per ordinary share over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the exchange rate of the notes is otherwise adjusted. The adjusted stock prices will equal (i) the stock prices immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the exchange rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the exchange rate as set forth under “—Exchange Rate Adjustments.”

The following table sets forth the number of additional shares by which the exchange rate will be increased (for each $1,000 of accreted principal amount of the notes), based on the stock price and effective date set forth below:

Effective date	Stock price

[●], 2020
[●], 2021
[●], 2022
[●], 2023
[●], 2024
[●], 2025
[●], 2026

The exact stock price and/or effective date may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the exchange rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates in the table above, as applicable, based on a 365- or 366-day year, as the case may be.

•	If the stock price is greater than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the exchange rate will not be increased.

•	If the stock price is less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the exchange rate will not be increased.

Notwithstanding the foregoing, in no event will the exchange rate per $1,000 principal amount of notes exceed          ordinary shares, subject to adjustment in the same manner as the exchange rate as set forth under “—Exchange Rate Adjustments.”

Our obligation to increase the exchange rate for notes exchanged in connection with a make-whole fundamental change or notice of a tax redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

For the avoidance of doubt, if a holder converts its notes prior to the effective date of a make-whole fundamental change, then, whether or not such make-whole fundamental change occurs, the holder shall not be entitled to an increased conversion rate in connection with such make-whole fundamental change.

An increase in the exchange rate for notes exchanged in connection with the make-whole fundamental change or a tax redemption may be treated as a distribution subject to U.S. federal income tax as a dividend. Any applicable withholding taxes (including backup withholding) imposed in connection with a constructive distribution may be withheld from interest and payments upon exchange or maturity of the notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or ordinary shares, if any, payable on the notes to such holder (including any payments received upon exchange of the notes or any amounts received upon the repurchase of the notes or ordinary shares).

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Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below, subject to extension if required to comply with law.

The fundamental change repurchase price we are required to pay will be equal to 100% of the accreted principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest accrual date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

1.	a “person” or “group” (as such terms are used for the purposes of Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of share capital of NCL Holdings that is entitled to exercise or direct the exercise of more than 50% of the rights to vote to elect members of the board of directors of NCL Holdings;

2.	the consummation of (A) any recapitalization, reclassification or change of ordinary shares (other than changes resulting from a subdivision or combination) as a result of which ordinary shares would be converted into, or exchanged for, stock, shares, other securities, other property or assets; (B) any share exchange, consolidation, amalgamation or merger of NCL Holdings pursuant to which ordinary shares will be converted into, or exchanged for, cash, securities or other property or assets (or any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of NCL Holdings’ and its subsidiaries’ consolidated assets, taken as a whole, to any person other than NCL Holdings or one of its wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the common equity of NCL Holdings immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

3.	NCL Holdings’ shareholders approve any plan or proposal for the liquidation or dissolution of NCL Holdings;

4.	ordinary shares (or other common equity or ADSs in respect of common equity for which the notes are exchangeable) cease to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) for more than one business day; or

5.	the Company or the Issuer Permitted Successor, as applicable, ceases to be a wholly owned subsidiary of NCL Holdings or a Guarantor Permitted Successor, unless the Company is merged into NCL Holdings or a Guarantor Permitted Successor in accordance with “—Consolidation, Merger and Sale of Assets.”

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A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by NCL Holdings’ ordinary shareholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common equity or ADSs in respect of common equity that are listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the reference property for the notes (subject to the provisions set forth under “—Exchange Rights—Settlement Upon Exchange”).

Any event, transaction or series of related transactions that constitute a fundamental change under both clause (1) and clause (2) above (determined without regard to the proviso in clause (2) above) will be deemed to be a fundamental change solely under clause (2) above.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent (if other than the trustee) a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the exchange agent;

•	the exchange rate and any adjustments to the exchange rate;

•	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be exchanged only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will (i) issue a press release containing such information, or disclose the information in a Current Report on Form 8-K and (ii) post such information on NCL Holdings’ website.

To exercise the fundamental change repurchase right, you must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer (in the case of certificated notes), or effect book-entry transfer of the notes, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of the notes to be delivered for repurchase;

•	the portion of the original principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof and the accreted principal amount of such notes; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with appropriate depositary procedures or the procedures of any subsequent or successor depositary.

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Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the accreted principal amount of the withdrawn notes;

•	if certificated, the certificate numbers of the notes to be withdrawn; and

•	the original principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof, and the accreted principal amount of such notes.

If the notes are not in certificated form, such notice of withdrawal must comply with appropriate depositary procedures or the procedures of any subsequent or successor depositary.

We will be required to repurchase the notes on the fundamental change repurchase date, subject to extension to comply with applicable law. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of:

•	the fundamental change repurchase date; and

•	the time of book-entry transfer or the delivery of the notes.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date or any applicable extension thereof, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	such notes will cease to be outstanding and interest will cease to accrue on such notes on the fundamental change repurchase date or any applicable extension thereof (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder with respect to such notes will terminate on the fundamental change repurchase date (other than (x) the right to receive the fundamental change repurchase price and (y) if the fundamental change repurchase date falls after a regular record date but on or prior to the related interest accrual date, the right of the holder of record on such regular record date to receive the accrued and unpaid interest to, but not including, the fundamental change repurchase date).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we and NCL Holdings will, if required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture. To the extent that any securities laws and regulations conflict with the provisions of the indenture with respect to the repurchase of the notes, we will be deemed not to be in breach of the indenture as a result of compliance thereof.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

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Notwithstanding anything to the contrary in the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change:

•	if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above; or

•	pursuant to clause (2) of the definition thereof if (i) such fundamental change results in the notes becoming exchangeable (pursuant to the provisions described above under “—Recapitalizations, Reclassifications and Changes of Ordinary Shares”) into an amount of cash per note that is greater than (x) the fundamental change repurchase price (assuming such price includes the maximum amount of accrued interest that would be payable based on the latest possible fundamental change repurchase date), plus (y) to the extent that the 35th trading day immediately following the effective date of such fundamental change is after a regular record date and on or prior to the business day immediately following the corresponding interest accrual date, the full amount of interest payable per note on such interest accrual date and (ii) we provide timely written notice of the holders’ right to exchange their notes based on such fundamental change and provide written notice of the effective date of any such transaction as promptly as practicable following the date we publicly announce such transaction or prior to such effective date if practicable to do so using commercially reasonable efforts. The requirements set forth in clauses (i) and (ii) of this bullet are referred to as the “Adequate Cash Exchange Provisions.”

The repurchase rights of the holders could discourage a potential acquirer of NCL Holdings. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of NCL Holdings by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect NCLC Group’s financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, amalgamation, merger or similar transaction involving NCLC Group.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the exchange rate upon exchange as described under “—Increase in Exchange Rate Upon Exchange in Connection With a Make-Whole Fundamental Change or a Tax Redemption” in certain circumstances involving a significant change in the composition of NCL Holdings’ board, unless such change is in connection with a fundamental change or a make-whole fundamental change as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer or disposition of “all or substantially all” of NCL Holdings’ and its subsidiaries’ consolidated assets, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer or disposition of less than all of NCL Holdings’ and its subsidiaries’ consolidated assets, taken as a whole, may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends, loans or other distributions from NCL Holdings or its subsidiaries and the terms of NCLC Groups’ debt agreements or the terms of its then-existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, such a failure to repurchase notes when required could constitute an event of default under NCLC Group’s other debt agreements or any of NCLC Group’s future indebtedness. We also have incurred, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

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Consolidation, Merger and Sale of Assets

NCL Corporation Ltd.

The indenture will provide that we shall not consolidate with or merge with or into or amalgamate with or otherwise combine with, or sell, lease or otherwise transfer or dispose of all or substantially all of our and our subsidiaries’ consolidated assets, taken as a whole, to, another person, unless:

•	we are the surviving person or the resulting, surviving or transferee person (if not us) is a person organized and existing under the laws of any Permitted Jurisdiction and treated as a corporation for U.S. federal income tax purposes, and such person (if not us) expressly assumes by supplemental indenture in form satisfactory to the trustee all of our obligations under the notes and the indenture (such surviving, resulting or transferee person, an “Issuer Permitted Successor”); and

•	immediately after giving effect to such transaction, (i) we are a wholly-owned subsidiary of NCL Holdings or a Guarantor Permitted Successor or have merged into NCL Holdings or a Guarantor Permitted Successor and (ii) no default or event of default has occurred and is continuing under the indenture.

“Permitted Jurisdiction” means (i) any state of the United States, the District of Columbia, or any subdivision thereof or territory of the United States of America, (ii) Panama, (iii) Bermuda, (iv) the Commonwealth of The Bahamas, (v) the Isle of Man, (vi) the Marshall Islands, (vii) Liberia, (viii) Barbados and (ix) the Cayman Islands.

We shall deliver, or cause to be delivered, to the trustee an officer’s certificate and an opinion of counsel, each to the effect that such consolidation, merger, amalgamation, combination, sale, lease or other transfer or disposition complies with the requirements of the indenture, and such opinion of counsel shall state that the indenture and the notes constitute legal, valid and binding obligations of any Issuer Permitted Successor, as applicable, subject to customary exceptions.

Upon any such consolidation, merger, amalgamation, combination or sale, lease or other transfer or disposition, the Issuer Permitted Successor (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture and the notes, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

For purposes of the foregoing, any sale, lease or other transfer or disposition of the assets of one or more of our subsidiaries that would, if we had held such assets directly, have constituted the sale, lease or other transfer or disposition of all or substantially all of our consolidated assets, taken as a whole, will be treated as such under the indenture.

Norwegian Cruise Line Holdings Ltd.

The indenture will provide that NCL Holdings shall not consolidate with or merge with or into or otherwise combine with, or sell, lease or otherwise transfer or dispose of all or substantially all of NCL Holdings’ and its subsidiaries’ consolidated assets, taken as a whole, to, another person, unless:

•	NCL Holdings is the surviving person or the resulting, surviving or transferee person (if not NCL Holdings) is a person organized and existing under the laws of any Permitted Jurisdiction and treated as a corporation for U.S. federal income tax purposes, and such person (if not NCL Holdings) expressly assumes by supplemental indenture in form satisfactory to the trustee all of NCL Holdings’ obligations under the notes, the indenture and its guarantee (such surviving, resulting or transferee person, a “Guarantor Permitted Successor”); and

•	immediately after giving effect to such transaction, (i) we are a wholly-owned subsidiary of NCL Holdings or a Guarantor Permitted Successor and are treated as a disregarded entity for U.S. federal income tax purposes or have merged into NCL Holdings or a Guarantor Permitted Successor and (ii) no default or event of default has occurred and is continuing under the indenture.

We shall deliver, or cause to be delivered, to the trustee an officer’s certificate and an opinion of counsel, each to the effect that such consolidation, merger, combination, sale, lease or other transfer or disposition complies with the requirements of the indenture, and such opinion of counsel shall state that the indenture, the notes and NCL Holdings’ guarantee constitute legal, valid and binding obligations of any Guarantor Permitted Successor, as applicable, subject to customary exceptions.

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Upon any such consolidation, merger, combination or sale, lease or other transfer or disposition, the Guarantor Permitted Successor (if not NCL Holdings) shall succeed to, and may exercise every right and power of, NCL Holdings under the indenture, the notes and NCL Holdings’ guarantee, and NCL Holdings shall be discharged from its obligations under the notes, the indenture and its guarantee except in the case of any such lease.

For purposes of the foregoing, any sale, lease or other transfer or disposition of the assets of one or more of NCL Holdings’ subsidiaries that would, if NCL Holdings had held such assets directly, have constituted the sale, lease or other transfer or disposition of all or substantially all of NCL Holdings’ consolidated assets, taken as a whole, will be treated as such under the indenture.

Although the types of transactions described above are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the assets of a person.

Events of Default

Each of the following is an event of default with respect to the notes:

(1)       default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)       default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon redemption, upon declaration of acceleration or otherwise;

(3)       our failure to comply with our obligation to convert the notes into Preference Shares or to procure the delivery of ordinary shares issuable upon exchange of the Preference Shares in accordance with the indenture upon exercise of a holder’s exchange right, and, in each case, such failure continues for five business days;

(4)       our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” or a notice of a make-whole fundamental change as described under “—Exchange Rights—Increase in Exchange Rate Upon Exchange in Connection With a Make-Whole Fundamental Change or a Tax Redemption,” and, in each case, such failure continues for five business days;

(5)       our or NCL Holdings’ failure to comply with our or its obligations under “Consolidation, Merger and Sale of Assets;

(6)       our or NCL Holdings’ failure for 60 days after written notice from the trustee or the holders of at least 25% in aggregate original principal amount of the notes then outstanding has been received by us and the trustee to comply with any of our or NCL Holdings’ other agreements contained in the notes or the indenture;

(7)       the failure by the Company, NCL Holdings or any Significant Subsidiary (or any group of subsidiaries of NCL Holdings that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Company, NCL Holdings or one of NCL Holdings’ other subsidiaries) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125.0 million or its foreign currency equivalent (the “cross-acceleration provision”);

(8)       a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(i) is for relief against either the Company, NCL Holdings or any Significant Subsidiary of the Company in an involuntary case;

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(ii)       appoints a custodian of either the Company, NCL Holdings or any Significant Subsidiary of the Company or for any substantial part of its property; or

(iii)       orders the winding up or liquidation of either the Company, NCL Holdings or any Significant Subsidiary of the Company;

(9)       failure by the Company, NCL Holdings or any Significant Subsidiary (or any group of subsidiaries of NCL Holdings that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $125.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”); or

(10)       the guarantee of NCL Holdings is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or NCL Holdings denies or disaffirms its obligations under its guarantee.

A “Significant Subsidiary” means any subsidiary that would be a “Significant Subsidiary” of NCL Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in original principal amount of outstanding notes by written notice to the Company, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or NCL Holdings occurs, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in original principal amount of outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

“Credit Agreements” means (i) any of the NCLC Group Credit Facilities, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “Credit Agreements”) and (ii) whether or not any credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Agreements,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Indebtedness” means any and all amounts payable under or in respect of the Credit Agreements and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

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“Credit Agreement Documents” means the collective reference to any of the Credit Agreements, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to NCL Holdings’ failure to comply with its obligations as set forth under “—Reports” below, will, after the occurrence of such an event of default, consist exclusively of the right to receive additional cash interest on the notes at a rate equal to:

A.	0.25% per annum of the accreted principal amount of the notes outstanding for each day during the period beginning on, and including, the date on which such event of default first occurred and ending on the earlier of (x) the date on which such event of default is cured or validly waived in accordance with the indenture and (y) the 180th day immediately following, and including, the date on which such event of default first occurred; and

B.	if such event of default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such event of default first occurred, 0.50% per annum of the accreted principal amount of notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such event of default first occurred and ending on the earlier of (x) the date on which the event of default is cured or validly waived and (y) the 360th day immediately following, and including, the date on which such event of default first occurred.

For the avoidance of doubt, the first 180-day period shall not commence until expiration of the 60-day period referenced in clause (6) above.

In no event, however, will additional cash interest accrue on any day (taking into consideration any additional cash interest payable pursuant to the election described above) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such additional cash interest.

If we so elect, such additional interest will be payable in cash and on the same dates as the stated interest payable on the notes and will accrue on all outstanding notes from, and including, the date on which the event of default relating to the failure to comply with the reporting obligations in the indenture first occurs to, but not including, the 361st day thereafter (or such earlier date on which such event of default is cured or waived by the holders of a majority in original principal amount of the outstanding notes). On the 361st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), such additional cash interest will cease to accrue and the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional cash interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional cash interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional cash interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding two paragraphs, we must notify, in writing, all holders of notes, the trustee and the paying agent (if other than the trustee) of such election on or before the close of business on the date on which such event of default first occurs. Upon our failure to timely give such notice or pay additional cash interest, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

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The holders of a majority in original principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal (including the redemption price and the fundamental change repurchase price, if applicable) or interest or with respect to the failure to deliver the consideration due upon exchange or any other provision that requires the consent of each affected holder to amend) and rescind any such acceleration with respect to the notes and its consequences if:

•	rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

•	all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and all amounts owing to the trustee have been paid.

Each holder shall have the contractual right to institute suit for the enforcement of any payment of principal (including the redemption price and the fundamental change repurchase price, if applicable), accrued and unpaid interest, if any, on, and consideration due upon exchange of, its notes, on or after the respective due dates expressed or provided for in the indenture, and the indenture will provide that such contractual right shall not be impaired or affected without the consent of such holder.

Subject to certain restrictions, the holders of a majority in original principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability, claim or expense. Except to enforce the right to receive payment of principal (including the redemption price and the fundamental change repurchase price, if applicable) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no holder may pursue any remedy with respect to the indenture or the notes unless:

A.	such holder has previously given the trustee written notice that an event of default is continuing;

B.	holders of at least 25% in aggregate original principal amount of the outstanding notes have requested the trustee to pursue the remedy;

C.	such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability, claim or expense;

D.	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

E.	the holders of a majority in original principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers vested in it by the indenture to use the degree of care that a prudent person would use in the conduct of its own affairs under the circumstances. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it against any loss, liability, claim or expense caused by taking or not taking such action.

The indenture will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must deliver to each holder notice of the default within 90 days after it obtains such knowledge.

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Except in the case of a default in the payment of principal of (including the redemption price and the fundamental change repurchase price, if applicable) or interest on any note or a default in the payment or delivery of the consideration due upon exchange, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and is then continuing. We are also required to deliver to the trustee, within 30 days after an officer of the Company becomes aware of the occurrence thereof, written notice of any events which would constitute defaults, their status and what action we are taking or proposing to take in respect thereof.

Payments of the redemption price, the fundamental change repurchase price, cash exchange consideration due upon exchange, principal and interest that are not made when due will accrue interest per annum at the then- applicable interest rate.

Modification and Amendment

Subject to certain exceptions, the indenture, the notes or the guarantee may be amended with the consent of the holders of at least a majority in original principal amount of the notes then outstanding (including consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)       reduce the amount of notes whose holders must consent to an amendment;

(2)       reduce the rate of or extend the stated time for payment of interest on any note;

(3)       reduce the principal of or extend the stated maturity of any note;

(4)       reduce the amount of principal payable upon acceleration of the maturity of the notes;

(5)       impair or adversely affect the right of holders to exchange notes or otherwise modify the provisions with respect to exchange, or reduce the exchange rate (subject to such modifications as are required under the indenture);

(6)       reduce the redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)       make any note payable in money, or at a place of payment, other than that stated in the note;

(8)       change the ranking in right of payment of the obligations under the notes;

(9)       impair or affect the right of any holder to institute suit for the enforcement of any payment of principal (including the redemption price and the fundamental change repurchase price, if applicable) of, accrued and unpaid interest, if any, on, or the consideration due upon exchange of, its notes, on or after the respective due dates expressed or provided for in the indenture;

(10)       make any change to the provisions described under “—Additional Amounts” that adversely affects the holders;

(11)       make any change in the amendment or waiver provisions that require each holder’s consent;

(12)       modify the guarantee in any manner adverse to the holders; or

(13)       cause the Paid-up Value of the Preference Shares to be altered.

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Without the consent of any holder, we, NCL Holdings and the trustee may amend the indenture, the notes or the guarantee to:

(1)       cure any ambiguity, mistake, omission, defect or inconsistency in the indenture, or the notes or the guarantee;

(2)       provide for the assumption by a successor person of our obligations or NCL Holdings’ obligations under the indenture, or the notes or the guarantee in accordance with “—Consolidation, Merger and Sale of Assets”;

(3)       add additional guarantees with respect to the notes;

(4)       secure the notes or the guarantee;

(5)       increase the exchange rate of the notes;

(6)       [Reserved];

(7)       add to our or NCL Holdings’ covenants or events of default for the benefit of the holders or make changes that would provide additional rights to the holders or surrender any right or power conferred upon us or NCL Holdings;

(8)       make any change that does not adversely affect the rights of any holder, as determined in good faith by our board of directors and evidenced by a resolution of our board of directors delivered to the trustee;

(9)       in connection with any transaction described under “—Exchange Rights—Recapitalizations, Reclassifications and Changes of Ordinary Shares” above, provide that the notes are exchangeable into reference property, subject to the provisions described under “—Exchange Rights—Settlement Upon Exchange” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(10)       evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture as set forth in an officer’s certificate;

(11)       conform the provisions of the indenture to the “Description of Notes”; or

(12)       provide for the issuance of additional notes in accordance with the indenture.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to send to the holders a notice briefly describing such amendment, unless a Current Report on Form 8-K (or successor form thereto) is filed by us describing the amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations and NCL Holdings’ obligations under the indenture, the notes and the guarantee by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after all of the notes have (i) become due and payable, whether at maturity, upon redemption or at any fundamental change repurchase date, and/or (ii) been exchanged, cash or, solely to satisfy outstanding exchanges, ordinary shares (or if applicable, reference property), as applicable, sufficient to pay all of the outstanding notes and/or satisfy all exchanges, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price or trading price, the last reported sale prices per ordinary share, the daily VWAP, accrued interest payable on the notes and the exchange rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes, the trustee and the exchange agent. We will provide a schedule of our calculations to each of the trustee and the exchange agent, and each of the trustee and the exchange agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

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Reports

The indenture will provide that any documents or reports that NCL Holdings is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be provided by NCL Holdings to the trustee within 15 days after the same are required to be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act or any special order of the SEC). Documents or reports filed by NCL Holdings with the SEC via the EDGAR system (or any successor thereto) will be deemed to be provided to the trustee as of the time such documents are filed via EDGAR (or such successor).

Delivery of reports, information and documents to the trustee is for informational purposes only and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our and/or NCL Holdings’ compliance with any of our and/or NCL Holdings’ covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee shall not be obligated such covenants or to determine whether any reports or other documents have been filed with the SEC or via the EDGAR system (or any successor thereto) or posted on any website, or to participate in any conference calls.

Rule 144A Information

At any time NCL Holdings is not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the notes or any ordinary shares issued upon exchange thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such notes or any ordinary shares issued upon exchange of such notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or ordinary shares pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such notes or ordinary shares may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such notes or ordinary shares in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our or NCL Holdings’ past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our or its obligations under the notes, the guarantee or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

No Shareholders Rights For Holders of Notes

Holders of notes, as such, will not have any rights as shareholders of the Company or NCL Holdings (including, without limitation, voting rights and rights to receive any dividends or other distributions on our or its ordinary shares).

Trustee

U.S. Bank National Association is the trustee, security registrar, paying agent and exchange agent. U.S. Bank National Association, in each of its capacities, including as trustee, security registrar, paying agent and exchange agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We and NCL Holdings may from time to time maintain banking relationships in the ordinary course of business with the trustee and its affiliates. The trustee (including in its capacities as exchange agent, paying agent or registrar) shall have no responsibility to determine the sale price, the trading price, any settlement amount, the exchange rate or whether any adjustments to the exchange rate are required, or whether the notes are exchangeable.

Governing Law; Waiver of Jury Trial

The indenture will provide that it, the notes and the guarantee, and any claim, controversy or dispute arising under or related to the indenture, the notes and the guarantee, will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will provide that the Company, NCL Holdings and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, the indenture, the notes, the guarantee or any transaction contemplated thereby.

Book-Entry, Settlement and Clearance

The indenture will include customary book-entry, settlement and clearance provisions for transactions of this type. Additionally, the Company will obtain a CUSIP for the notes and intends to apply to list the notes on the Bermuda Stock Exchange.

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EXHIBIT B

FORM OF INVESTOR RIGHTS AGREEMENT

[See attached.]

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NORWEGIAN CRUISE LINE HOLDINGS LTD.

FORM OF INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”), dated as of [●], 2020 (the “Effective Date”), by and among Norwegian Cruise Line Holdings Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), NCL Corporation Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (the “Notes Issuer”), and LC9 Skipper, L.P., a Cayman limited partnership (together with its Affiliates, the “Investor”).

WHEREAS, the Investor, the Notes Issuer, and the Company have entered into that certain Investment Agreement, dated as of May 5, 2020 (the “Investment Agreement”), pursuant to which the Investor has agreed to purchase and acquire from the Notes Issuer, subject to the satisfaction and/or waiver of the conditions set forth therein, up to $400 million in aggregate principal amount of the Notes Issuer’s Exchangeable Senior Notes due 2026 (the “Notes”); and

WHEREAS, it is a condition precedent to the Investor’s obligation to purchase, and the Notes Issuer’s obligation to sell, such Notes that the Investor, the Company and the Notes Issuer enter into this Agreement to provide for certain rights and obligations of the parties hereto following the closing of the Transactions.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.                Board of Directors.

(a)               Subject to the terms and conditions of this Agreement (including, in each case, the requirements and limitations set forth in this Section 1), from and after the Effective Date and for so long as the Investor Ownership Threshold is satisfied:

(i)                 the Investor shall have the right, but not the obligation, to designate one Person to be nominated (the “Investor Nominee”) for election at each general meeting of the Company at which Class [●] Directors are up for election by giving written notice to the Company on or before the time such information is reasonably requested to be delivered by the Board or the Nominating and Governance Committee (the “Governance Committee”) for inclusion in a proxy statement and notice of an annual general meeting for such general meeting of the shareholders of the Company, together with all information about the Investor Nominee as shall be reasonably requested by the Board or the Governance Committee in order to make the determination referred to in Section 1(a)(iv); provided, however, the initial Investor Nominee shall be appointed as set forth in Section 1(b);

(ii)              the Company shall, to the fullest extent permitted by applicable Law and subject to the Investor’s compliance with this Section 1, use its reasonable best efforts to take such actions as may be necessary to ensure that: (1) the Investor Nominee is included in the Board’s slate of nominees to the shareholders of the Company for election at each general meeting of the Company at which Class [●] Directors are up for election, and that the Board recommend that the Company’s shareholders vote for the Investor Nominee included in such slate; and (2) the Investor Nominee is included in the proxy statement and notice of such general meeting prepared by management of the Company in connection with soliciting proxies for every general meeting of the shareholders of the Company called with respect to the election of all Class [●] Directors of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company or the Board with respect to the election of all Class [●] Directors of the Board;

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(iii)            if a vacancy occurs because of the death, disability, disqualification, resignation, or removal of the Investor Director or for any other reason, then the Investor shall be entitled to designate such Person’s successor, and the Company will, as promptly as reasonably practicable following such designation, use its reasonable best efforts to take all necessary and desirable actions, to the fullest extent permitted by Law, within its control such that such vacancy shall be filled with such successor Investor Nominee;

(iv)             if the Investor Nominee is not elected because of the Investor Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Investor shall be entitled to designate promptly another Person to the Board and the Company will use its reasonable best efforts to take such actions within its control as may be necessary such that the Director position for which such Person was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Investor Nominee as promptly as reasonably practicable following such designation;

(v)               as promptly as reasonably practicable following the request of the Investor Director, the Company shall enter into an indemnification agreement with the Investor Director, in the form entered into with the other members of the Board. The Company shall pay the reasonable and documented out-of-pocket expenses incurred by the Investor Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company’s request; provided, that such payments shall be consistent with the Company’s policy for paying such expenses of other Directors of the Company;

(vi)             upon the occurrence of either of (A) the Investor Ownership Threshold ceasing to be satisfied, or (B) the Investor Director failing at any time to satisfy any of the conditions set forth in Section 1(c), then the Investor shall cause the Investor Director to immediately resign from the Board; provided, that in the event the Investor Director is required to resign from the Board pursuant to the foregoing clause (B), the Investor will be permitted to designate a replacement Investor Nominee (which replacement Investor Nominee will, for the avoidance of doubt, also be subject to the requirements of Section 1(c));

(vii)          the Investor shall have the right, but not the obligation, to designate one Person (the “Observer”) to be a non-voting observer to the Board and any committee of the Board (a “Committee”), which Person may also be the Investor Director with respect to observing any Committee meeting of which the Investor Director is not a member. For the avoidance of doubt, the Observer (x) will not have any rights to vote or be counted for quorum purposes at any meeting of the Board or any Committee and (y) will not be entitled to any reimbursement by the Company or any of its Subsidiaries for any costs and expenses incurred by the Observer in connection with his or her attendance of, or participation at, any Board or Committee meeting; and

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(viii)        subject to the terms of this Agreement, applicable Law, the listing standards of the Principal Market and the limitations set forth in Section 1(e), the Investor Nominee and the Observer, if any, shall be provided with all of the information that is provided to the Directors or to the members of any Committee in their capacities as Directors or Committee members, as the case may be, at the same time and in the same manner as such information is provided to the Directors or such Committee members.

(b)               Subject to the satisfaction of the requirements set forth in Section 1(c) and the receipt of all information reasonably required by the Board or the Governance Committee, the Company and the Board shall take all necessary actions such that as promptly following the date of the 2020 annual general meeting of the shareholders of the Company, but in no event later than July 15, 2020, [●] shall be appointed as a Class [●] Director of the Board.

(c)               Notwithstanding anything to the contrary contained herein, neither the Company nor the Board shall be under any obligation to nominate or appoint to the Board or any Committee or permit the attendance at any meeting of the Board or any Committee, or solicit votes for any Person pursuant to Section 1(a), in the event that the Board reasonably determines that (i) the election or appointment of such Person to the Board or appointment to such Committee or attendance at any meeting of the Board or any Committee would cause the Company to not be in compliance with applicable Law, (ii) such Person has been the subject of any event required to be disclosed pursuant to Item 2(d) or 2(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K of the Securities Act (for the avoidance of doubt, excluding bankruptcies) involving an act of moral turpitude by such individual or is subject to any order, decree or judgment of any Governmental Entity prohibiting service as a director of any public company, (iii) such Person fails to complete reasonable and customary onboarding documentation, including providing reasonably required information to the Company, in each case, to the extent such requirements are consistent with those applicable to the other members of the Board or any Committee, (iv) such Person does not qualify as an “independent director” of the Company under Rule 303A(2) of the NYSE Listed Company Manual or (v) such Person is as of such time or was within the three years prior to such time a director (or member of a similar governing body), officer or employee of an Activist or of any Competitor. In the event the Investor Nominee is not nominated or appointed to the Board or any Committee or the Observer is not permitted to attend any meeting of the Board or any Committee as a result of a failure to satisfy any of the requirements described in clauses (i) through (v) of the immediately preceding sentence, the Investor will be permitted to designate a replacement Investor Nominee or Observer (which replacement Investor Nominee or Observer, as applicable, will, for the avoidance of doubt, also be subject to the requirements of this Section 1(c)).

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(d)               For so long as the Investor Director is a member of the Board in accordance with and subject to the terms of this Agreement, subject to applicable Law, the listing standards of the Principal Market and the limitations set forth in Section 1(e), the Company shall appoint the Investor Director to (i) sit on the audit Committee of the Board or (ii) if the Board determines that the Investor Director does not qualify as “independent” for purposes of the audit Committee, then to sit on such other Committee of the Board as the Investor shall select.

(e)               Notwithstanding anything to the contrary contained herein, if the Board reasonably determines that (i) the service of the Investor Director on or attendance at or participation by the Observer in any meeting of any Committee, (ii) the discussions of the Board or any Committee on which the Investor Director is a member or the Observer is a participant or (iii) the materials to be disseminated to the Board or any Committee on which the Investor Director is a member or the Observer is a participant, in any such case (A) would jeopardize any legal privilege (including attorney-client privilege and attorney work product protection), (B) would be likely to involve or result in a conflict of interest or a violation of applicable Law, judgment or contract to which the Company is party or (C) would be a violation of the Company’s conflict policies and procedures or a breach or violation of any confidentiality obligation owed by the Company, then, in any such case, the Board, after consultation with the Investor Director and in good faith, shall be permitted to, (1) in the case of an appointment to any Committee, as applicable, pursuant to Section 1(d), decline to appoint the Investor Director with respect to such Committee or, in the case of the designation of the Observer pursuant to Section 1(a)(vii), decline to allow the Observer to participate in or attend any Committee meeting and (2) require the Investor Director or the Observer to, and in such event the Investor shall cause the Investor Director or the Observer to, recuse himself or herself from such discussions, and neither the Company nor the Board shall be required to disseminate such materials to the Investor Director or the Observer. Without limiting the generality of the foregoing, if the Investor Director or the Observer is also a director of the Investor or any of its Affiliates, then the Board shall be entitled to require the Investor Director or the Observer, as applicable, to recuse himself or herself from any or all discussions regarding any potential transaction, agreement or other arrangement between the Company or any of its Affiliates, on the one hand, and the Investor or any of its Affiliates, on the other hand.

(f)                To the fullest extent permitted by the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) and other applicable Law, and subject to the remainder of this Section 1(f) and any express agreement that may from time to time be in effect, the Company agrees that the Investor Director, the Investor or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, shareholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is a Competitor, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates, and/or (iii) make investments in any kind of property in which the Company may make investments. The Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity under the Companies Act for both (x) the Covered Person or any of its Affiliates and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the Companies Act and other applicable Law, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is offered to a Covered Person in writing stating that such offer being made to such Covered Person in his or her capacity as a member of the Board, and waives any claim against any Covered Person, that such Covered Person is liable to the Company or its shareholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, in each such case, that any corporate opportunity which is offered to a Covered Person in writing stating that such offer is being made to such Covered Person in his or her capacity as a member of the Board shall belong to the Company. The board of directors will adopt resolutions expressly affirming the foregoing as it relates to corporate opportunities under the Companies Act and the duties of Covered Persons related thereto.

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(g)               For the avoidance of doubt, notwithstanding anything in this Agreement or the Related Agreements to the contrary, transferees (other than an Affiliate of the Investor) of the Notes and/or the Conversion Shares shall not have any rights pursuant to this Section 1.

Section 2.                Registration Rights.

(a)               Shelf Registration.

(i)                 Filing. The Company shall file on or prior to the date that is six months following the Effective Date, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) (it being agreed that the Form S-3 Shelf shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) covering the resale of the Registrable Securities on a delayed or continuous basis. The Company shall use reasonable best efforts to cause the Shelf to become effective by the one year anniversary of the Effective Date. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Investor. The Company shall maintain the Shelf (and any Subsequent Shelf Registration) in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf (and any Subsequent Shelf Registration) continuously effective and in compliance with the provisions of the Securities Act, including Item 512(a)(1) of Regulation S-K of the Securities Act, until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

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(ii)              Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale from time to time by the Investor thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer). Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Investor in accordance with any reasonable method of distribution elected by the Investor.

(iii)            Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the SEC, the Investor may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) securities with a total offering price (including piggyback shares and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $100 million or (y) all remaining Registrable Securities. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Demand Shelf Takedown Notice”). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Investor shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the forgoing and subject to Section 2(g) hereof, the Investor shall be entitled to effectuate no more than four (4) Underwritten Shelf Takedowns pursuant to this Agreement.

(iv)             Withdrawal. The Investor shall have the right to withdraw from an Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the underwriter or underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 2(a)(iii), unless either (x) such withdrawal occurs during a period the Company has deferred taking action pursuant to Section 2(h) hereof or (y) the Investor reimburses the Company for all Registration Expenses, which, for the avoidance of doubt, shall not include overhead expenses, with respect to such Underwritten Shelf Takedown.

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(b)               Piggyback Takedowns. Whenever the Company proposes to register any of its securities, including a registration pursuant to any registration rights agreement between Company and holders of its securities (a “Piggyback Registration”), or proposes to offer any of its securities pursuant to a registration statement in an underwritten offering under the Securities Act (together with a Piggyback Registration, a “Piggyback Takedown”), the Company shall give reasonably prompt written notice to the Investor of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than three Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than three Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 2(c) below, include in such Piggyback Takedown, as applicable, all Registrable Securities requested to be included by the Investor within three Business Days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein: (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Investor; provided, however, that nothing in this clause (i) shall impair the right of the Investor to request that such registration be effected pursuant to Sections 2(a) or 2(b); and (ii) the Investor may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and, after making the withdrawal, the Investor shall no longer have any right to include its Registrable Securities in that Piggyback Takedown from which it withdrew. If any Piggyback Takedown is an underwritten offering, then the Company will have the sole right to select the investment banker(s) and manager(s) for the offering.

(c)               Priority for Piggyback Takedown. If the Company determines after consultation with the managing underwriter in any underwritten Piggyback Takedown that was not initiated by the Investor pursuant to this Agreement, that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to the Company or the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to other holders of the Company’s securities, as applicable, then the Company shall include in such underwritten Piggyback Registration the number which can be so sold in the following order of priority:

(A) first, the securities the Company and/or the holders of the Company’s securities demanding such Piggyback Takedown pursuant to registration rights granted to such holders propose to sell;

(B) second, the Registrable Securities requested to be included in such Piggyback Registration by the Investor; and

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(C) third, other securities requested to be included in such underwritten Piggyback Takedown.

(d)               Company Undertakings. Whenever Registrable Securities are registered or sold pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

(i)                 before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Investor copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Investor, which documents shall be subject to the review and comment of the counsel to the Investor;

(ii)              reasonably promptly notify the Investor of the effectiveness of each Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)            furnish to the Investor, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by the Investor, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offer;

(iv)             use its commercially reasonable efforts (x) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (z) to do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by it (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

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(v)               reasonably promptly notify the Investor and its counsel and the managing underwriters: (x) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of the Investor, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to the Investor and its counsel and the managing underwriters and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the SEC or any requests by the SEC or any Federal or state Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (y) when each Registration Statement or any amendment thereto has been filed with the SEC and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or any post-effective amendment thereto has become effective; and (z) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 2(d)(viii) below relating to any applicable offering cease to be true and correct.

(vi)             use its reasonable best efforts to cause all such Registrable Securities to be listed on the Principal Market;

(vii)          provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(viii)        enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a share split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any, to the extent reasonably requested by the lead or managing underwriters, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company;

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(ix)             for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by the Investor and its counsel, any underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any other attorney, accountant or other agent retained by the Investor or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company’s officers, Directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

(x)               permit the Investor and its counsel, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by the Investor or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

(xi)             in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any security included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (y) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(xii)          obtain and furnish to the Investor a signed counterpart of (w) a customary cold comfort and bring down letter from the Company’s independent public accountants, (x) a customary legal opinion of counsel to the Company addressed to the relevant underwriters and/or the Investor, in each case, in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor reasonably request, (y) a negative assurances letter of counsel to the Company in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or the Investor, and (z) customary certificates executed by authorized officers of the Company as may be requested by the Investor or any underwriter of such Registrable Securities included in such Shelf Takedown;

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(xiii)        with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Investor, which Free Writing Prospectuses or other materials shall be subject to the review of its counsel;

(xiv)         provide or maintain a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

(xv)           promptly notify in writing the Investor, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (x) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (y) of any written comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto;

(xvi)         (v) prepare and file with the SEC such amendments and supplements to each Registration Statement as (A) reasonably requested by the Investor (to the extent such request related to information relating to it) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (w) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (x) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (y) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state Governmental Entity; and (z) respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has satisfied comments received from the SEC;

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(xvii)      cooperate with the Investor and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA, including using commercially reasonable efforts to obtain FINRA’s pre-clearance and pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC;

(xviii)    within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xix)         if requested by the Investor or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Investor or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xx)           in the case of certificated Registrable Securities, cooperate with the Investor and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Investor that the Registrable Securities represented by the certificates so delivered by the Investor will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Investor or managing underwriters may reasonably request at least two Business Days prior to any sale of Registrable Securities; and

(xxi)         use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

(e)               Registration Expenses. All Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Investor.

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(f)                Indemnification and Contribution.

(i)                 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and its Affiliates, directors, officers, employees, members, managers and agents and each Person who controls the Investor within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, “Losses”) to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion therein, including any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii)              Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company and each of its Affiliates, Directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable Law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or the Investor Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to the Investor furnished to the Company by or on behalf the Investor specifically for inclusion therein; provided, however, that the total amount to be indemnified by the Investor pursuant to this Section 2(f)(ii) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by the Investor in the offering to which such Registration Statement or Prospectus relates; provided further that the Investor shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, the Investor has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which the Investor may otherwise have.

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(iii)            Notification. If any Person shall be entitled to indemnification under this Section 2(f) (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any Action or of the commencement of any Action as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such Action, to assume, at the Indemnifying Party’s expense, the defense of any such Action, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this Section 2(f)(iii)) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such Action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Section 2(f) only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such Action, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Action. The indemnity agreements contained in this Section 2(f) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Section 2(f) shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of an Action will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such Action, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such Action.

(iv)             Contribution. If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Section 2(f), the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 2(f)(iv) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 2(f)(iv). Notwithstanding the foregoing, the amount the Investor will be obligated to contribute pursuant to this Section 2(f)(iv) will be limited to an amount equal to the net proceeds received by the Investor in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(g)               Rule 144; Rule 144A. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (x) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (y) take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of the Investor, the Company will deliver to it a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance. Holders of the Notes shall have the right to sell such securities in a marketed offering under Rule 144A under the Securities Act through one or more initial purchasers on a firm commitment basis, using procedures that are substantially equivalent to those specified in Section 2 (any such sale, a “Rule 144A Sale”); provided that each such Rule 144A Sale shall be deemed to be an Underwritten Shelf Takedown for purposes of the last sentence of Section 2(a)(iii). The Company and the Notes Issuer agree to use their reasonable efforts to cooperate to effect any such sales under Rule 144A. Nothing in this Section 2(g) shall impose any additional or more burdensome obligations on the Company or the Notes Issuer than would apply under this Section 2, in each case, mutatis mutandis, in respect of a registered underwritten offering, or shall require the Company or the Notes Issuer to take any actions that the Company or the Notes Issuer would not be required to take in a registered underwritten offering of such Notes.

(h)               Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, the Investor shall forthwith discontinue disposition of Registrable Securities until the Investor has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Investor, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 60 days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay or suspend shall be exercised by the Company not more than two times, which shall not be consecutive, in any 12-month period. In the event the Company exercises its rights under the preceding sentence, the Investor agrees to suspend, immediately upon their receipt of the notice referred to above, its use of the Prospectus relating to any sale or offer to sell Registrable Securities. The Company shall immediately notify the Investor of the expiration of any period during which it exercised its rights under this Section 2(h).

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(i)                 Restrictions on Transfer. In connection with any underwritten offering of Equity Securities, the Investor agrees that it shall not Transfer any Equity Securities (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior to and the 90-day period beginning on the date of pricing of such offering, except in the event the underwriter managing the offering otherwise agrees by written consent. The Investor agrees to execute a customary lock-up agreement in favor of the underwriters of such offering to such effect. The Investor’s obligations under the second sentence of this Section 2(i) shall only apply for so long as the Investor (together with its Affiliates) holds at least 5% of the number of issued and outstanding Ordinary Shares (calculated on a fully diluted and as converted basis and assuming all the Notes are converted on a fully physical settlement basis).

(j)                 In connection with any Shelf Takedown, the Company shall not effect any public sale or distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), and shall cause its officers and Directors not to Transfer any Equity Securities, except in the event the underwriters managing the Shelf Takedown consent to such shorter period, during the seven days prior to and the 90-day period beginning on the date of pricing of such Shelf Takedown or such other period provided in the underwriting, placement or similar agreement executed in connection with such Shelf Takedown.

Section 3.                Transfer Restrictions.

(a)               In addition to the other limitations set forth in this Section 3, the Investor may not at any time Transfer any Restricted Securities to (i) any Competitor or Activist or (ii) any Person that would, to the Investor’s knowledge, Beneficially Own (as defined in the Bye-laws) a number of Shares (as defined in the Bye-laws), calculated, for this purpose on a fully diluted and as converted basis and assuming all the Notes are converted on a fully physical settlement basis, in excess of the Ownership Limit (as defined in the Bye-laws) after giving effect to such Transfer of Restricted Securities (any such Person pursuant to the foregoing clause (i) and this clause (ii), a “Prohibited Transferee”). The Investor will provide written notice to the Company and the Notes Issuer no less than 10 days prior to the effectiveness of the first Transfer of Restricted Securities to a Person that is not an Affiliate of the Investor.

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(b)               During the period commencing on the Effective Date and continuing until the calendar date that is 12 months following the Effective Date (the “Lockup Date”), unless the Company otherwise provides prior written consent or pursuant to a Transfer of Restricted Securities permitted by Section 3(c), the Investor shall not Transfer any Restricted Securities or enter into or engage in any hedge, swap, short sale, or derivative transaction, or grant any option for the purchase of, or enter into or engage in any other agreement or arrangement with the same economic effect as a short sale of, or the purpose of which is to offset the loss which results from a decline in the market price of, any Restricted Securities, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any Restricted Securities. Notwithstanding the foregoing, the Investor shall be permitted to mortgage, hypothecate, and/or pledge the Notes and/or the Conversion Shares in respect of one or more bona fide purpose (margin) or bona fide non-purpose loans with a nationally recognized financial institution (each, a “Permitted Loan”).

(c)               The Investor may at any time, and notwithstanding Section 3(a) or 3(b) Transfer Restricted Securities (i) to any controlled Affiliate of the Investor (provided, that such transferee signs a joinder agreeing to be bound by the terms and restrictions set forth in this Agreement), (ii) if the Board approves, recommends or accepts a transaction that would result in a Fundamental Change, or a Fundamental Change has occurred or a Notice of Fundamental Change has been delivered pursuant to the Indenture or to give effect to any Fundamental Change or acquisition, sale, merger or amalgamation involving a majority of the assets, properties or Equity Securities of the Company that has been recommended or approved by a majority of the Board (provided, that for purposes of this clause (ii), no Investor may Transfer Restricted Securities to any Competitor or Activist in connection with any such foregoing transaction without the Company’s prior written consent), (iii) to a third party for cash solely to the extent that all of the net proceeds of such sale are solely used to satisfy a bona fide margin call (i.e., posted as collateral) pursuant to a Permitted Loan, or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan, (iv) if an Event of Default under the Indenture has occurred and for which there has been an acceleration of any material payment obligation of the Notes Issuer, or (v) in connection with any Permitted Loan, including in connection with any foreclosure by the applicable lender or creditor; provided, that in the event that any lender or other creditor under a Permitted Loan (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Restricted Securities or any other collateral for any Permitted Loan, (x) such lender or creditor shall agree with the Investor (with the Company and the Notes Issuer as express third party beneficiaries of such agreement) that following such foreclosure or in connection with such Transfer of Restricted Securities it shall not directly or indirectly Transfer (other than pursuant to a broadly distributed offering or a sale effected through a broker-dealer) such foreclosed or transferred, as the case may be, Restricted Securities to a Prohibited Transferee without the Company’s prior written consent and (y) no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, the Investor or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder except and to the extent for those expressly provided for in Section 2, Section 3(a)(ii), and this Section 3(c). Notwithstanding anything to the contrary contained in this Agreement, the Investor acknowledges and agrees (on behalf of itself and its Affiliates) that the transferee of any Restricted Securities, pursuant to this Section 3(c), shall be subject to and bound by Section 3(a)(ii) and Section 6 hereof. For the avoidance of doubt, the parties hereto agree and acknowledge that a Transfer of Restricted Securities shall be subject to and bound by Section 3(a)(ii) or Section 6; provided, however, that the restrictions in Section 3(a)(ii) and Section 6 shall not apply to any Transfer of Restricted Securities (A) to an underwriter or similar financial institution in a registered underwritten offering conducted by the Company or pursuant to the registration rights set forth herein or (B) through a brokered transaction on a securities exchange in which the identity of the transferee is not known to the Investor, in each case, other than any “block trade” or directed offering.

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Section 4.                Standstill.

(a)               During the Standstill Period, the Investor shall not, and shall cause its Affiliates and Representatives acting on its and/or its Affiliates’ behalf not to, directly or indirectly (including through any arrangements with a third party):

(i)                 except for Equity Securities received by way of subdivision, distribution in specie, share splits, share dividends, reclassifications, recapitalizations or other distributions by the Company in respect of its Ordinary Shares, (A) acquire, agree to acquire, propose or offer to acquire (including through the acquisition of Beneficial Ownership) (directly or indirectly, by purchase or otherwise) any Equity Securities (other than the Conversion Shares); or (B) authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire (directly or indirectly, by purchase or otherwise) any Equity Securities;

(ii)              make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies,” “consents” or “authorizations” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person with respect to the voting of any shares of Voting Securities (other than in each case (x) the Investor and its Affiliates, (y) in accordance with and consistent with the recommendation of the Board or (z) with respect to the election of the Investor Nominee);

(iii)            form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, for the purpose of voting, acquiring, holding, or disposing of, any Voting Securities, other than a group consisting solely of the Investor and its Affiliates;

(iv)             effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other Person to effect or seek, offer or propose to effect or participate in, with or without conditions, any acquisition of, or merger, amalgamation, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any Subsidiary thereof or any of its or their respective securities or assets (each, an “Extraordinary Transaction) or make any public announcement with respect to such Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by the Investor of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of the Notes to the extent required to effect such tender) or the vote by the Investor of any Voting Securities of the Company with respect to any Extraordinary Transaction in accordance with the recommendation of the Board;

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(v)               request that the Company or any of its Subsidiaries, directly or indirectly, amend or waive any provision of this Section 4;

(vi)             contest the validity or enforceability of any provision contained in this Section 4;

(vii)          call, or seek to call, a general meeting of the shareholders of the Company or initiate any shareholder proposal, or initiate or propose any action by written consent, in each case, for action by the shareholders of the Company;

(viii)        nominate candidates for election to the Board or otherwise seek representation on the Board (except as expressly set forth in this Agreement) or seek the removal of any member of the Board (except for the Investor Nominee, if applicable); or

(ix)             take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any other matter described in this Section 4.

(b)               Nothing in this Section 4 shall, in and of itself, prohibit or restrict the voting (in such Person’s capacity as a Director) or other actions taken by the Investor Director in his or her capacity as a member of the Board and in compliance with and subject to his or her fiduciary duties as a member of the Board.

Section 5.                Voting Agreement. The Investor agrees with the Company that, except with the Company’s prior written consent, (a) during the Standstill Period, the Investor shall take such action at each general meeting of the shareholders of the Company as may be required so that all shares of issued and outstanding Ordinary Shares Beneficially Owned, directly or indirectly, by it and/or by any of its Affiliates are voted in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) as recommended by the Board to the other holders of Ordinary Shares (including with respect to Director elections), and (b) the Investor shall, and shall (to the extent necessary to comply with this Section 5) cause the Investor’s Affiliates to, be present, in person or by proxy, at all general meetings of the shareholders of the Company so that all issued and outstanding Ordinary Shares Beneficially Owned by it or them from time to time may be counted for the purposes of determining the presence of a quorum and voted in accordance with the preceding clause (a) at such general meetings (including at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any written consent in lieu of a general meeting of holders of Ordinary Shares. Notwithstanding anything to the contrary herein, nothing in this Section 5 shall require the Investor to convert its Notes.

Section 6.                Tax Matters. The Investor shall, and shall cause its Affiliates to use commercially reasonable efforts to, provide such forms, information or certifications as are reasonably requested by the Company in order for the Company or its Subsidiaries Subsidiaries or to determine the number of Shares (as defined in the Bye-Laws) of the Company Beneficially Owned (as defined in the Bye-Laws) by the Investor at any time to comply with or claim exemption in respect of any tax or regulatory filing or withholding requirements or to reduce or eliminate any taxation that may be payable or suffered by the Company or its Subsidiaries. Notwithstanding the generality of the foregoing, within 60 days of the end of each calendar quarter, the Investor shall use commercially reasonable efforts to provide the Company with the 883 Forms. For purposes of complying with the foregoing provisions of this Section 6, the Investor shall be permitted to provide forms, information or certifications (including 883 Forms) that are redacted with respect to the name and other identifying information of its direct or indirect owners to the extent necessary to prevent a breach of a confidentiality obligation of the Investor to the extent the Investor is unable to obtain a waiver thereof. The Investor shall use commercially reasonable efforts to notify the Company if the Investor becomes aware of any information relating to the Investor that could reasonably be expected to cause the Company or its Subsidiaries to fail to qualify for benefits under Section 883 of the Code within 30 days of the Investor becoming aware of the event or events giving rise to such failure. Except to the extent reasonably requested by the Company, the Investor owning less than 5% of the “vote and value” (within the meaning of Treasury Regulations Section 1.883-2(d)(3)) of the Ordinary Shares of the Company, including, for the avoidance of doubt, Equity Securities held by attribution and taking into account Ordinary Shares owned or treated as owned by any related person (within the meaning of Treasury Regulations Section 1.883-2(d)(3)(iii)(A)) (and thus the Investor is not a “5-percent shareholder” within the meaning of Treasury Regulations Section 1.883-2(d)(3)(iii) and therefore not counted in the determination of a “closely-held block of stock” within the meaning of Treasury Regulations section 1.883-2(d)(3)) shall not be required to provide an 883 Form or to provide the identity of its direct or indirect owners in connection therewith.

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Section 7.                Definitions.

“883 Forms” means those forms, information or certificates reasonably requested by the Company in order to facilitate the Company’s compliance with Section 883 of the Code and the applicable Treasury Regulations promulgated thereunder.

“Action” means any action, hearing, claim, demand, suit, arbitration, litigation, subpoena or investigation or proceeding of any nature, whether civil, criminal or regulatory, in law or in equity, or otherwise, by or before any Governmental Entity

“Activist” means, as of any date of determination, a Person (other than any initial Investor) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date of determination, (a) made, engaged in or been a participant in any “solicitation” of “proxies”, as such terms are used in the proxy rules of the SEC promulgated under Section 14 of the Exchange Act, in order to (i) vote, or knowingly influence any Person with respect to the voting of, any equity securities of such Person, including in connection with a proposed change of control or other extraordinary corporate transaction not approved (at the time of the first such proposal) by the board of directors or similar governing body of such Person, (ii) call or seek to call a meeting of the shareholders of any Person not approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (iii) initiate any shareholder proposal for action by shareholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person or (iv) seek election to, or to place a representative on, the board of directors or similar governing body of a Person, or seek the removal of a director from the board of directors or other representative from such board of directors or similar governing body, in each case, which election or removal was not recommended or approved (at the time such election or removal is first sought) by the board of directors or similar governing body of such Person, (b) otherwise publicly acted, alone or in concert with others, to seek to control or influence the management or Board (provided, that this clause (b) is not intended to include the activities of any officer or member of the board of directors of such Person, taken in his or her capacity as an officer or director of such Person), or (c) publicly disclosed any intention, plan or arrangement to do any of the foregoing; provided, for the avoidance of doubt, that the term “Activist” shall exclude the Investor and its employees.

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“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Company (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, such that a Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire beneficial ownership of such security at any time. Solely for purposes of determining the number of Ordinary Shares issuable upon conversion of the Notes Beneficially Owned by the Investor and its Affiliates, the Notes shall be treated as if upon conversion the only settlement option under the Notes and Indenture were Ordinary Shares converted on a fully physical settlement basis. For the avoidance of doubt, for purposes of this Agreement, the Investor (or any other Person) shall at all times be deemed to have Beneficial Ownership of Ordinary Shares issuable upon conversion of the Notes directly or indirectly held by it and its Affiliates, irrespective of any non-conversion period specified in the Notes, the Indenture or this Agreement or any restrictions on transfer or voting contained in this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

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“Bye-laws” means the bye-laws of the Company as adopted on June 13, 2019 and as may be amended from time to time.

“Code” means the Internal Revenue Code of 1986.

“Committee” has the meaning specified in Section 1(a)(vii).

“Company” has the meaning set forth in the preamble.

“Competitor” means any Person that operates in the cruise line industry; provided, for the avoidance of doubt, that the term “Competitor” shall exclude the Investor and its employees.

“Conversion Shares” means the Ordinary Shares issuable upon the exchange of the Notes Issuer Preference Shares following a conversion of the Notes in accordance with, and subject to the conditions set forth in, the Indenture and the Investment Agreement.

“Demand Shelf Takedown Notice” has the meaning specified in Section 2(a)(iii).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering, (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Director” means a member of the Board until such individual’s death, disability, disqualification, resignation, or removal.

“Effective Date” has the meaning set forth in the preamble.

“Equity Security” means (a) any Ordinary Shares, voting preference shares or other Voting Securities, (b) any securities of the Company convertible, redeemable or exchangeable for or into Ordinary Shares, voting preference shares or other Voting Securities (including the Conversion Shares), (c) any options, rights or warrants (or any similar securities) issued by the Company to acquire Ordinary Shares, voting preference shares or other Voting Securities or (d) any similar security of the types listed in the foregoing clauses (a), (b) and (c) of any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Extraordinary Transaction” has the meaning specified in Section 4(a)(iv).

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1 Shelf” has the meaning specified in Section 2(a)(i).

“Form S-3 Shelf” has the meaning specified in Section 2(a)(i).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Fundamental Change” has the meaning set forth in the Indenture.

“Governance Committee” has the meaning specified in Section 1(a)(i).

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“Governmental Entity” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

“ICC” has the meaning specified in Section 12.

“Indemnified Party” has the meaning specified in Section 2(f)(iii).

“Indemnifying Party” has the meaning specified in Section 2(f)(iii).

“Indenture” means that certain [Indenture, dated as of the date hereof, by and between the Company, the Notes Issuer, [●] and [●].]8

“Investment Agreement” has the meaning specified in the Recitals.

“Investor” has the meaning set forth in the preamble.

“Investor Director” means an individual (i) appointed to the Board pursuant to Section 1(b) or (ii) elected to the Board that has been nominated by the Investor pursuant to and in accordance with the terms of this Agreement.

“Investor Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Investor or used or referred to by the Investor in connection with the offering of Registrable Securities.

“Investor Nominee” has the meaning set forth in Section 1(a)(i).

“Investor Ownership Threshold” means the Investor Beneficially Owning in the aggregate at least 50% of the number of Conversion Shares Beneficially Owned by the Investor in the aggregate on the Effective Date (subject to appropriate adjustment in the event of a share split, reverse share split, share dividend, distribution in specie combination or other similar recapitalization).

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, treaty, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling, published policy or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

“Losses” has the meaning specified in Section 2(f)(i).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

______________________

[8]	To be updated.

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“NYSE” means the New York Stock Exchange.

“Ordinary Shares” means the ordinary shares, par value $0.001 per share, of the Company having the rights and being subject to the restrictions set forth in the Bye-laws.

“Person” means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

“Piggyback Registration” has the meaning specified in Section 2(c).

“Piggyback Takedown” has the meaning specified in Section 2(c).

“Notes Issuer Preference Shares” means the Series A-2 Preference Shares, par value $0.001 per share, of the Notes Issuer.

“Principal Market” means the NYSE, or if the NYSE is not the principal market for the Ordinary Shares, then the principal securities exchange or securities market on which the Ordinary Shares are then traded.

“Prohibited Transferee” has the meaning specified in Section 3(a).

“Prospectus” means the prospectus used in connection with a Registration Statement.

“Registrable Securities” means at any time any Subject Securities held or Beneficially Owned by the Investor or its transferees in accordance with Section 3; provided, however, that as to any Subject Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are eligible to be disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) the date on which such securities cease to be outstanding.

“Registration Expenses” means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

(i)        stock exchange, SEC, FINRA and other registration and filing fees,

(ii)       all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities),

(iii)       all printing, messenger and delivery expenses,

(iv)       the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any sale of Registrable Securities pursuant to a registration),

(v)       the fees and expenses incurred in connection with the listing of the Registrable Securities on the Principal Market,

(vi)       the fees and expenses incurred in connection with any “road show” for underwritten offerings, including travel expenses, and

B-25

(vii)       reasonable and documented out-of-pocket fees, charges and disbursements of one counsel to the Investor, including, for the avoidance of doubt, any expenses of counsel of the Investor in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder (provided, that in no event shall such fees, charges and disbursements of counsel exceed $50,000);

provided, that in no instance shall Registration Expenses include Selling Expenses.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

“Related Agreements” means the Indenture, including the Guarantee set forth therein, the Notes, the Investment Agreement, the Expense Reimbursement Agreement (as defined in the Investment Agreement), the Equity Commitment Letter (as defined in the Investment Agreement), the Ownership Limit Exemption Letter (as defined in the Investment Agreement) and any other agreements between or among the Company, the Investor, the Notes Issuer, the Trustee (as defined the Investment Agreement) and any of their respective Affiliates, in each case, as applicable, entered into to give effect to the Transactions.

“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Restricted Securities” means any (i) Note, (ii) Equity Security or (iii) other security interest in the Company (whether debt or otherwise), in each case, whether now owned or hereafter acquired by the Investor or its Affiliates or with respect to which the Investor or its Affiliates has Beneficial Ownership.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 144A” means Rule 144A promulgated under the Securities Act and any successor provision.

“Rule 144A Sale” has the meaning set forth in Section 2(g).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means the underwriting fees, discounts and selling commissions applicable to all Registrable Securities registered by the Investor and legal expenses not included within the definition of Registration Expenses.

“Shelf” has the meaning specified in Section 2(a)(i).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means either an Underwritten Shelf Takedown or a Piggyback Takedown.

“Standstill Period” means the period commencing on the Effective Date and ending on the the later of (A) such time as the Investor Director is no longer serving on the Board (and as of such time the Investor no longer has Board nomination rights pursuant to this Agreement or otherwise irrevocably waives in a writing delivered to the Company all of such rights) and (B) the one year anniversary of the Effective Date; provided, that if at any time during the applicable Standstill Period the Board approves, recommends or accepts a transaction that would result in a Fundamental Change, nothing in Section 4 hereof shall prevent or limit the Investor from making a competing proposal.

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“Subject Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Notes; provided, that the Investor delivers a written notice to the Company pursuant to the terms of this Agreement indicating that such securities shall be treated as Subject Securities and provided that such notice relates to securities with a fair market value of at least $100,000; and (ii) any securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as) a dividend, share split, subdivision, distribution in specie, combination or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) (without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (ii).

“Subsequent Shelf Registration” has the meaning specified in Section 2(a)(ii).

“Subsidiary” means, with respect to any Person, any other Person of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

“Third Party Tender/Exchange Offer” means any tender or exchange offer made by a third party with respect to a majority of the Equity Securities of the Company or any of its Subsidiaries solely to the extent that the Board has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act.

“Trading Day” means any day on which the Ordinary Shares are traded on the Principal Market; provided, that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration, whether by foreclosure, whether voluntary or involuntary or by operation of law).

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“Underwritten Shelf Takedown” has the meaning specified in Section 2(a)(iii).

B-27

“Voting Securities” means any securities of the Company having the right to vote generally in any election of Directors.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Section 8.                Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by electronic mail, or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by electronic mail (which is confirmed), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

If, to the Company or the Notes Issuer, to:

7665 Corporate Center Drive

Miami, FL 33126

Attention: Daniel S. Farkas

Email: dfarkas@ncl.com

With a copy to (which copy alone shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attn:	Eric Schiele, P.C.

Jonathan L. Davis, P.C.

Sophia Hudson, P.C.

Email:	eric.schiele@kirkland.com; jonathan.davis@kirkland.com; sophia.hudson@kirkland.com

If, to the Investor, to:

c/o Catterton Management Company, LLC

599 West Putnam Avenue

Greenwich, CT 06830

Attn:	Dan Reid, Scott Dahnke, Marc Magliacano
Email:	Dan.Reid@lcatterton.com, scott@lcatterton.com, Marc.Magliacano@lcatterton.com

B-28

With a copy to (which copy alone shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attn:	Steve Shoemate
Email:	sshoemate@gibsondunn.com

Section 9.                Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party hereto against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

Section 10.            Counterparts. This Agreement may be executed in two or more identical counterparts (including by electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by electronic transmission or otherwise) to the other parties hereto.

Section 11.            Further Assurances. Each party hereto shall execute and deliver after the Effective Date such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

Section 12.            Dispute Resolution. This Agreement, its construction, validity and performance and any non-contractual obligations arising from or connected with it (and any dispute arising from or connected with it) is governed by and shall be construed in accordance with New York law, without regard to its choice of law rules. Any dispute, claim, or difference (whether contractual or non-contractual) in any way arising out of or in connection with this letter agreement or its subject matter, formation or interpretation shall be referred to and resolved by arbitration with its venue or legal place in New York, in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) in force at the time of the referral to arbitration, which ICC rules are deemed to be incorporated into this Agreement. The Expedited Procedures of the ICC rules shall not apply. The language of the arbitration shall be English. The number of arbitrators shall be three. The President of the Arbitral Tribunal shall be chosen by the party-nominated co-arbitrators. All arbitration proceedings, including all written submissions and evidence provided, shall be confidential and shall not be disclosed to any third party, except to the extent: (1) required by applicable Law, (2) required in connection with any court application for interim relief or post-arbitration confirmation or enforcement proceedings, or (3) all other parties to the arbitration proceedings consent to the disclosure. The award shall be enforceable in any court of competent jurisdiction. The parties hereto undertake to carry out any decision or award of the tribunal without delay.

B-29

Section 13.            Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The words “made available to the Investor” and words of similar import refer to documents (i) delivered in person or electronically to the Investor, (ii) posted to a virtual data room managed by or on behalf of the Company in connection with the Transactions, or (iii) filed or furnished by the Company with, and available through, the SEC’s Electronic Data Gathering and Retrieval System, in each case of clauses (i), (ii) and (iii), at any time prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 15.            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

Section 16.            No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

B-30

Section 17.            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties.

Section 18.            Acknowledgment of Securities Laws. The Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

Section 19.            Entire Agreement. This Agreement, together with the other Related Agreements, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof and thereof.

Section 20.            Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall expire and terminate automatically at such time the Investor and its Affiliates no longer Beneficially Owns any Equity Securities; provided, however, that Sections 2 (for so long as any Registrable Securities remain), 3(c), 4, 8, 9, 10, 11, 12, 13, 14, 16, 17, 18, 19 and 20 shall survive the termination of this Agreement.

[SIGNATURE PAGES FOLLOW]

B-31

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:
Name:
Title:

Notes Issuer:

NCL CORPORATION LTD.

By:
Name:
Title:

Investor:

LC9 SKIPPER, L.P.

By:
Name:
Title:

EXHIBIT C

Form of Ownership Limit Exemption Letter

[See attached.]

C-1

Form of PIPE OWNERSHIP LIMIT EXEMPTION

___ May 2020,

LC9 Skipper, L.P. c/o Catterton Management Company, LLC

599 West Putnam Avenue

Greenwich, CT 06830

Attn: Dan Reid, Scott Dahnke, Marc Magliacano

Email: Dan.Reid@lcatterton.com, scott@lcattert.com, Marc.Magliacano@lcatterton.com

Dear LC9 Skipper, L.P.,

norwegian cruise line holdings limited (THE "COMPANY")

We refer to the proposed purchase by LC9 Skipper, L.P., a Cayman limited partnership (the “Investor”), of up to US$400 million in aggregate principal amount of Exchangeable Senior Notes due 2026 (the "Exchangeable Notes") of NCL Corporation Ltd, (“NCLC”), pursuant to the proposed Investment Agreement by and among the Company, NCLC, and the Investor (the “Investment Agreement”) (such Exchangeable Notes acquired by the Investor pursuant to the Investment Agreement, the “Notes”). The Notes are convertible in accordance with their terms into Series A-2 Preference Shares of par value US$0.001 each in the capital of NCLC, which in turn will be immediately mandatorily exchanged for ordinary shares of par value US$0.001 each in the capital of the Company ("Ordinary Shares") (such conversion and immediate subsequent exchange of the Notes in accordance with their terms, the “Conversion”), with such Ordinary Shares having the rights and being subject to the restrictions set out the (i) bye-laws of the Company as adopted on June 13, 2019 (the "Bye-laws") and (ii) the proposed Investor Rights Agreement to be entered into by and among the Company, NCLC and the Investor.

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Effective as of, and contingent upon, the consummation of the transactions contemplated by the Investment Agreement, we hereby confirm that, pursuant to a resolution of the board of directors of the Company (the "Board") passed on May, 4 2020 in accordance with Bye-law 11.8 of the Bye-laws,  the Board resolved to exempt the Investor from the Ownership Limit (as such term is defined in the Bye-laws), solely as it relates to any Conversion, such that the restrictions in the Bye-laws relating to the Beneficial Ownership (as defined in the Bye-laws) of more than four and nine tenths percent (4.9%) by value, vote and/or number of shares in the capital of the Company shall not apply to the Investor in respect of its holding of Ordinary Shares solely as it relates to the Conversion; provided, that if, in the aggregate, such Ordinary Shares Beneficially Owned by the Investor upon the Conversion together with any other Shares (as such term is defined in the Bye-laws) Beneficially Owned by the Investor upon the Conversion would exceed [●]%, then any Ordinary Shares arising from the Conversion in excess of [●]% shall not be issued to the Investor until such time as the Investor gives notice (including the number of the Shares to be Beneficially Owned by the Investor upon issuance of such unissued Ordinary Shares) to the Company, and the Company determines, not more than five Business Days after the Investor gives such notice to the Company, that such delivery would not reasonably be expected to result in the Investor Beneficially Owning in excess of [●]% of the Shares (this proviso, the “Ownership Cutback”). The Company agrees that (i) the Conversion shall not constitute a “Transfer” (as such term is defined in the Bye-laws) for purposes of Bye-Law 11.1(3) and Bye-Law 11.3 of the Bye-Laws and (ii) the Company shall not take any action to limit or prevent the Conversion of all of the Notes other than through the application of the Ownership Cutback.

Yours sincerely,

_________________

Name, title

nORWEGIAN CRUISE LINE HOLDINGS LIMITED.

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